Exhibit 2.1
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                              AGREEMENT OF PURCHASE

                               AND SALE OF ASSETS

                                  by and among

                           OLDCASTLE MATERIALS, INC.,
                             OLDCASTLE MMG, INC. AND
                       OLDCASTLE MATERIALS SOUTHEAST, INC.

                                  as the Buyers

                                       and

                              U.S. AGGREGATES, INC.
                        AND CERTAIN AFFILIATES AS LISTED
                              ON SCHEDULE I HERETO

                                 as the Sellers

                                  March 8, 2002





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                        TABLE OF CONTENTS

                                                                            PAGE
PREAMBLE ..................................................................... 1

RECITALS ..................................................................... 1

AGREEMENT ...................................................................  1

1.    Purchase and Sale of Assets ...........................................  1

      1.1.   Acquired Assets ................................................  1
      1.2.   Excluded Assets ................................................  3
      1.3.   Purchase Price .................................................  5
      1.4.   Adjustments to the Purchase Price ..............................  5
      1.5.   Assumption of Certain Leases and Contracts .....................  7
      1.6.   Closing Date ...................................................  9

2.    Liabilities ...........................................................  9

      2.1.   Liabilities Assumed by Buyer ...................................  9
      2.2.   Liabilities Not Assumed by Buyer ............................... 10

3.    Allocation of Purchase Price .......................................... 11


4.    Representations and Warranties of the Sellers ......................... 11

      4.1.   Organization and Qualification ................................. 11
      4.2.   Authority ...................................................... 11
      4.3.   Financial Condition ............................................ 12
             4.3.1.    Financial Statements ................................. 12
             4.3.2.    Absence of Certain Changes ........................... 13
             4.3.3.    Projections .......................................... 14
      4.4.   Tax Matters .................................................... 14
             4.4.1.    Tax Returns; Disputes ................................ 14
             4.4.2.    Section 168 .......................................... 14
             4.4.3.    FIRPTA ............................................... 15
             4.4.4.    Tax Definitions ...................................... 15
      4.5.   Litigation and Claims .......................................... 15
             4.5.1.    Litigation Pending or Threatened ..................... 15
             4.5.2.    Operations Enjoined .................................. 15
             4.5.3.    Violation of Law; Permits ............................ 15
      4.6.   Properties and Assets of the Sellers ........................... 16
             4.6.1.    Title to Real Property ............................... 16
                       4.6.1.1.   Maintenance ............................... 19
                       4.6.1.2.   Assessments ............................... 19

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                                                                            PAGE
                       4.6.1.3.   Binding Commitments ....................... 19
                       4.6.1.4.   Title Documents ........................... 20
                       4.6.1.5.   No Breach or Event of Default;
                                  Property Leases ........................... 20
                       4.6.1.6.   Violation of Law .......................... 20
                       4.6.1.7.   Site #126 - Pride Quarry .................. 20
             4.6.2.    Personal Property .................................... 21
      4.7.   Insurance ...................................................... 21
      4.8.   Labor and Employment Matters ................................... 21
             4.8.1.    Labor and Employment Definitions ..................... 21
             4.8.2.    Employee Benefit Plans ............................... 22
             4.8.3.    Benefit Obligations .................................. 23
             4.8.4.    Performance .......................................... 23
             4.8.5.    Compensation ......................................... 23
             4.8.6.    Employees ............................................ 23
             4.8.7.    Collective Bargaining Agreements ..................... 23
      4.9.   Compensation of and Indebtedness to and from Employees ......... 24
             4.9.1.    Employee Compensation ................................ 24
             4.9.2.    Indebtedness ......................................... 24
      4.10.  Contracts  24
      4.11.  Environmental Matters .......................................... 25
             4.11.1.   Hazardous Materials .................................. 25
             4.11.2.   Environmental Requirements ........................... 25
             4.11.3.   Notice of Violations ................................. 26
             4.11.4.   Potentially Responsible Party ........................ 26
             4.11.5.   Environmental Reports ................................ 26
             4.11.6.   Definitions .......................................... 26
      4.12.  Agreement Not in Breach of Other Instruments ................... 27
      4.13.  Regulatory Approvals ........................................... 28
      4.14.  Inventories .................................................... 28
      4.15.  Ownership of Capital Stock ..................................... 28
      4.16.  Brokerage  28
      4.17.  Customers  28
      4.18.  Product Liability .............................................. 29
      4.19.  Sufficiency of Assets .......................................... 29
      4.20.  Preservation of Documents ...................................... 29
      4.21.  Names .......................................................... 29
      4.22.  Software ....................................................... 29
      4.23.  Subsidiaries ................................................... 30

5.    Representations and Warranties of the Buyer ........................... 30

      5.1.   Organization and Qualification ................................. 30
      5.2.   Authority ...................................................... 30
      5.3.   Brokerage ...................................................... 30
      5.4.   Financing ...................................................... 30

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                                                                            PAGE
6.    Employees ............................................................. 30

      6.1.   Obligation to Employ ........................................... 30
      6.2.   Offers to Employ ............................................... 31

7.    Covenants and Agreements of the Parties ............................... 31

      7.1.   Filing of Bankruptcy Cases, Sale Motion, APA Approval Motion
             and Release; Entry of Buyer Protection and Bidding Procedures
             Order; Additional Sellers ...................................... 31
      7.2    Governmental Authority Approvals: Consents to Assignment ....... 33
      7.3.   Bankruptcy Filings ............................................. 34
      7.4.   Operations ..................................................... 34
      7.5.   Certain Actions ................................................ 35
      7.6.   Access to and Provision of Additional Information .............. 36
      7.7.   Tax Matters .................................................... 36
      7.8.   Notification ................................................... 37
      7.9.   Notification to Creditors ...................................... 37
      7.10.  Submission for Bankruptcy Court Approval ....................... 37
      7.11   Partial Expense Reimbursement .................................. 41
      7.12.  Termination of Employment ...................................... 41
      7.13.  Publicity ...................................................... 41
      7.14.  DeKalb Stone, Inc .............................................. 41

8.    Termination and Abandonment ........................................... 41

      8.1.   Termination .................................................... 41
      8.2.   Procedure and Effect of Termination ............................ 43
      8.3.   Expense Reimbursement Repayment ................................ 43

9.    The Buyer's Closing Conditions ........................................ 43

      9.1.   Closing Documents .............................................. 43
      9.2.   Permits, Approvals and Authorizations .......................... 45
      9.3.   Assumed Agreements Assignment .................................. 45
      9.4.   No Challenge or Violation of Orders ............................ 45
      9.5.   Evidence of Title .............................................. 45
      9.6.   Orders ......................................................... 46
      9.7.   Representations and Warranties and Covenants ................... 46
      9.8.   Force Majeure .................................................. 46
      9.9.   WARN Act Notices ............................................... 46
      9.10.  Mineral and Water Rights ....................................... 47

10.   Buyer Closing Deliveries .............................................. 47

      10.1.  The Sellers' Closing Conditions ................................ 47


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                                                                            PAGE

      10.2.  Permits, Approvals and Authorizations .......................... 48
      10.3.  No Challenge or Violation of Orders ............................ 48

11.   Actions After the Closing Date ........................................ 48

      11.1.  Cooperation .................................................... 48
      11.2.  Further Assurances ............................................. 48
      11.3.  Non-Compete and Non-Solicitation ............................... 49
      11.4.  Use of Names ................................................... 50

12.   Indemnification ....................................................... 50

             12.1.1.    Indemnification of the Buyer ........................ 50
             12.1.2.    Indemnification of the Sellers ...................... 51
      12.2.  Survival ....................................................... 52
             12.2.1.    General Claims ...................................... 52
      12.3.  Defense by the Indemnifying Party .............................. 52
      12.4.  Notice ......................................................... 53
      12.5.  Waiver ......................................................... 53
      12.6.  Accounts Receivable ............................................ 53
      12.7.  Payment ........................................................ 54
      12.8.  Threshold ...................................................... 54

13.   Miscellaneous Provisions .............................................. 54

      13.1.  Submission to Jurisdiction ..................................... 54
      13.2.  Notices ........................................................ 54
      13.3.  Payment of Expenses ............................................ 56
      13.4.  Assignment ..................................................... 56
      13.5.  Amendments and Waiver .......................................... 57
      13.6.  Survival ....................................................... 57
      13.7.  Counterparts ................................................... 57
      13.8.  Headings ....................................................... 57
      13.9.  Governing Law .................................................. 57
      13.10. Binding Nature of Agreement .................................... 57
      13.11. Complete Agreement ............................................. 57
      13.12. Drafting Presumption ........................................... 58

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LIST OF ANNEXES*
---------------

Annex A                        Assumed Agreements
Annex B                        Real Property


LIST OF EXHIBITS*
----------------

Exhibit A                      Escrow Agreement
Exhibit B                      Buyer Protections and Bidding Procedures Order
Exhibit C                      Release Order
Exhibit D                      Sale Order
Exhibit E                      Contract Assignment
Exhibit F                      Lease Assignment
Exhibit G                      Bill of Sale


LIST OF SCHEDULES*
-----------------

Schedule I                     Sellers
Schedule II                    Southeastern Operations
Schedule III                   Western Operations
Schedule 1.1(a)(viii)          Software Licenses
Schedule 1.1(a)(ix)            Intellectual Property
Schedule 1.1(b)                Material Sites Bankruptcy Permitted Encumbrances
Schedule 1.2(f)                Causes of Action
Schedule 1.2(i)                Other Excluded Assets
Schedule 2.1                   Assumed Liabilities
Schedule 2.1(b)                Assumed Liabilities
Schedule 2.2(h)                Back Log Orders
Schedule 3                     Purchase Price Allocation
Schedule 4.1                   Sellers Organization Chart
Schedule 4.3.2                 Absence of Any Change
Schedule 4.3.2(a)              Material Transactions Changes
Schedule 4.3.2(b)              Material Financial Changes
Schedule 4.3.2(c)              Material Loss Changes
Schedule 4.3.2(d)              Material Accounting Changes
Schedule 4.3.2(e)              Material Operations Changes
Schedule 4.3.2(f)              Material Acquisition Changes
Schedule 4.3.2(g)              Material Encumbrance Changes
Schedule 4.3.2(h)              Material Disposition Changes
Schedule 4.3.2(i)              Material Compensation Changes
Schedule 4.3.2(j)              Material Expenditure Changes
Schedule 4.3.2(k)              Other Material Changes
Schedule 4.4.1                 Tax Returns; Disputes
Schedule 4.5.1                 Litigation Pending or Threatened
Schedule 4.5.3(a)              Material Violation of Law
Schedule 4.5.3(b)              Permits Required but not Held by Seller


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Schedule 4.5.3(c)              Permits of Seller
Schedule 4.5.3(d)              Non-Transferable Permits
Schedule 4.5.3(e)              Non-Conforming Use
Schedule 4.6.1(b)(i)           Permitted Encumbrances
Schedule 4.6.1(b)(ii)          Material Sites
Schedule 4.6.1(c)              Zoning; Land Use
Schedule 4.6.1(d)              Eminent Domain
Schedule 4.6.1(g)              Taxes; Assessments
Schedule 4.6.1(h)              Strips; Gores
Schedule 4.6.1(j)              Water Rights
Schedule 4.6.1(k)              Mineral Rights
Schedule 4.6.1.1               Maintenance
Schedule 4.6.1.2               Assessments
Schedule 4.6.1.4               Title Documents
Schedule 4.6.1.5               Breach or Event of Default; Property Leases
Schedule 4.6.1.6               Violation of Law
Schedule 4.6.2                 Personal Property
Schedule 4.7                   Insurance
Schedule 4.8.2(a)              Employee Benefit Plans
Schedule 4.8.2(b)              Multiemployer Plans
Schedule 4.8.2(c)              Pension Plans
Schedule 4.8.6                 Employees
Schedule 4.8.7(a)              Collective Bargaining Agreements
Schedule 4.8.7(b)              Labor Claims; Controversies
Schedule 4.8.8                 Employees Not to be Terminated
Schedule 4.9.1(a)              Key Employee Compensation
Schedule 4.9.1(b)              Changes in Key Employee Compensation
Schedule 4.9.2(a)              Indebtedness of Sellers to Related Party
Schedule 4.9.2(b)              Indebtedness of Related Party to Sellers
Schedule 4.10(a)               Material Contracts
Schedule 4.10(b)               Seller Breach or Default
Schedule 4.10(c)               Contracts Requiring Consent
Schedule 4.11.1                Hazardous Materials
Schedule 4.11.2                Environmental Requirements
Schedule 4.11.3                Notice of Violations
Schedule 4.11.4                Potentially Responsible Party
Schedule 4.13                  Regulatory Approvals
Schedule 4.16                  Brokerage
Schedule 4.17                  Customers
Schedule 4.18                  Product Liability
Schedule 4.21                  Names
Schedule 4.22                  Software
Schedule 7.1(d)                Retention Plan
Schedule 7.1.1(c)              Bankruptcy Permitted Encumbrances


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Schedule 7.10(b)(i)(x)         Western Assets
Schedule 7.10(b)(i)(y)         Southeastern Assets
Schedule 7.5                   Actions Requiring Buyers Consent
Schedule 9.5                   Evidence of Title

* Annexes, Exhibits and Schedules have been omitted and will be provided in accordance with Item 601(b)(2) of Regulation S-K upon request.


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                      INDEX OF DEFINED TERMS

DEFINED TERM                                        SECTION
------------                                        -------

Acquired Assets                                     Section 1.1(a)
Actual Accounts Receivable                          Section 12.8
Actual Working Capital                              Section 1.4(a)
Additional Expense Reimbursement                    Section 7.10(a)(i)
Affiliate                                           Section 11.3(a)(iii)
Agreement                                           Preamble
Assets                                              Recitals
Assumed Agreements                                  Section 1.1(a)(v)
Assumed Liabilities                                 Section 2.1(b)
Auction                                             Section 7.10(b)(ii)
Balance Sheet                                       Section 4.3.1(a)
Balance Sheet Date                                  Section 4.3.1(a)
Bankruptcy Cases                                    Section 7.1.1(a)
Bankruptcy Court                                    Section 7.1.1(a)
Bankruptcy Permitted Encumbrances                   Section 7.1.1(c)
Bid Procedures                                      Section 7.10(b)
Bill of Sale                                        Section 9.1(c)
Break-Up Fee                                        Section 7.10(a)(i)
Buyers                                              Preamble
Buyer Protections                                   Section 7.10(a)
Buyer Protections and Bid Procedures Order          Section 7.1.1(b)
Closing                                             Section 1.6
Closing Balance Sheet                               Section 1.4(a)
Closing Date                                        Section 1.6
COBRA                                               Section 6.1
Code                                                Section 4.4.2
Competing Proposal                                  Section 7.10(b)(i)
Contract Assignment                                 Section 9.1(a)
Contract Counter-Party                              Section 1.5(a)
Contracts                                           Section 1.1(a)(v)
Cure Costs                                          Section 1.5(b)
Customer                                            Section 11.3(a)(iii)
Designated Assumed Agreements                       Section 1.5(a)(ii)
Effective Date                                      Preamble
Employee Benefit Plan                               Section 4.8.1
Employees                                           Section 4.8.6
Encumbrances                                        Section 4.6
Environmental Damages                               Section 4.11.6(i)
Environmental Requirements                          Section 4.11.6(ii)


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ERISA                                               Section 4.8.1
ERISA Affiliate                                     Section 4.8.1
ERISA Plan                                          Section 4.8.1
Escrow Account                                      Section 1.3(a)(i)
Escrow Agent                                        Section 1.3(a)(i)
Escrow Agreement                                    Section 1.3(a)(i)
Excluded Agreements                                 Section 1.2(g)
Excluded Assets                                     Section 1.2
Excluded Liabilities                                Section 2.2
Expense Reimbursement                               Section 7.10(a)(i)
Filing Date                                         Section 7.1.1
Final Order                                         Section 9.6(b)
Financial Statements                                Section 4.3.1(a)
Governmental Authority                              Section 4.11.6(iv)
Hazardous Materials                                 Section 4.11.6(v)
HSR                                                 Section 7.2(b)
Idaho Asset Sale                                    Section 4.3.2(a)
Idaho Holdback                                      Section 1.3(a)(i)
Idaho Sale Agreement                                Section 1.3(a)(i)
Independent Accountants                             Section 1.4(c)
Initial Minimum Incremental Bid Amount              Section 7.10(b)(v)
Interest                                            Section 1.4(d)
Inventories                                         Section 1.1(a)(iv)
Key Employees                                       Section 4.9.1
Lease Assignment                                    Section 9.1(b)
Leased Property                                     Section 4.6.1(a)
Material Sites                                      Section 4.6.1(b)
Multiemployer Plan                                  Section 4.8.1
Non-Debtor Party                                    Section 1.5(a)
Notice of Disagreement                              Section 1.4(c)
Operations                                          Recitals
Outside Date                                        Section 8.1(c)
Owned Property                                      Section 4.6.1(a)
Owned Water Rights                                  Section 4.6.1(j)
Partial Expense Reimbursement                       Section 7.12
Pension Plan                                        Section 4.8.1
Permits                                             Section 1.1(a)(vi)
Permitted Encumbrances                              Section 4.6.1(b)
Personal Property                                   Section 1.1(a)(i)
Plan                                                Section 7.10(a)(i)
Prior Asset Sale Agreement                          Section 1.3(a)(i)
Projections                                         Section 4.3.3
Property Leases                                     Section 4.6.1.4
Purchase Price                                      Section 1.3


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Qualified Bid                                       Section 7.10(b)(iii)
Qualified Bidder                                    Section 7.10(b)(iv)
Real Property                                       Section 4.6.1(a)
Release                                             Section 7.1.1(e)
Release Order                                       Section 7.1.1(e)
Retention Plan                                      Section 7.1.1(d)
Sale Motion                                         Section 7.1.3
Sale Motion Exhibit A                               Section 1.5(a)
Sale Motion Exhibit B                               Section 1.5(a)
Sale Order                                          Section 7.1.3
Section 1                                           Section 1.5(a)
Section 2                                           Section 1.5(a)
Section 363 Sale                                    Section 7.10(a)(i)
Sellers                                             Preamble
Southeastern Assets                                 Section 7.10(b)(i)
Stockholder                                         Preamble
Subsidiaries                                        Preamble
tax return                                          Section 4.4.4
taxes                                               Section 4.4.4
Title Documents                                     Section 4.6.1.4
Transactions                                        Section 2.1
Transfer Taxes                                      Section 7.7(b)
Utah Sale Agreement                                 Section 1.3(a)(i)
WARN Act                                            Section 6.1
WARN Act Notice                                     Section 6.1
Water Rights                                        Section 4.6.1(j)
Welfare Plan                                        Section 4.8.1
Western Assets                                      Section 7.10(b)(i)
Working Capital Statement                           Section 1.4(b)


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                    AGREEMENT OF PURCHASE AND SALE OF ASSETS

     This AGREEMENT (this "Agreement") is made this 8th day of March, 2002 (the "Execution Date") by and among OLDCASTLE MATERIALS, INC., a Delaware corporation ("Oldcastle") OLDCASTLE MMG, INC., a Utah corporation ("Oldcastle MMG") and OLDCASTLE MATERIALS SOUTHEAST, INC., a Delaware corporation ("Oldcastle Southeast", and together with Oldcastle, Oldcastle MMG, the "Buyers"), on the one hand, and U.S. AGGREGATES, INC., a Delaware corporation (the "Stockholder"), and the subsidiaries of the Stockholder (whether directly, indirectly, wholly or partially owned) as listed on SCHEDULE I hereto (the "Subsidiaries", and together with the Stockholder, the "Sellers"), on the other hand.

                                    RECITALS

       A. The Sellers operate certain businesses located in the southeastern United States as set forth on Schedule II (the "Southeastern Operations") and certain business in the western United States as set forth on Schedule III (the "Western Operations, and together with the Southeastern Operations, the "Operations"), and the Sellers own, lease or have the right to use the assets and property used in, necessary for or related to the Operations as currently conducted by the Sellers or otherwise owned or used by the Sellers (the "Assets").

       B. The Sellers desire to sell certain of the Assets and to assign certain contracts, agreements, real or personal property leases, commitments, understandings or instruments pertaining to the Operations free and clear of all liens and encumbrances, and the Buyers desire to purchase substantially all of the Assets and assume certain Contracts. The Buyers do not wish to purchase those Assets described in SECTION 1.2, or assume the Excluded Agreements or assume those liabilities set forth in SECTION 2.2 hereof.

       C. The Sellers have provided, and the Buyers acknowledge receipt of, the Partial Expense Reimbursement, which may be retained by the Buyers in accordance with this Agreement.

                                    AGREEMENT

       In consideration of the foregoing and the mutual covenants contained in this Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyers and the Sellers agree as follows:

       1.     PURCHASE AND SALE OF ASSETS.

              1.1.   ACQUIRED ASSETS.

                     (a) On the Closing Date (as defined in SECTION 1.6 below), the Sellers agree to sell, assign, convey, transfer and deliver to Oldcastle MMG, free and clear of all Encumbrances except for the Bankruptcy Permitted Encumbrances (as defined below), against payment therefor as provided in SECTION 1.3, all of the rights, title and interest that the Sellers possess and have the right to transfer in and to all of the Assets of every kind used in, related to or necessary for the conduct of the Western Operations or otherwise owned or used by the Sellers in the Western Operations and the Sellers also agree to sell, assign, convey, transfer and deliver to Oldcastle Southeast, free and clear of all Encumbrances except for the Bankruptcy Permitted Encumbrances (as defined below), against payment therefor as provided in SECTION 1.3, all of the rights, title and interest that the Sellers possess and have the right to transfer in and to all of the Assets of every kind used in, related to or necessary for the conduct of the Southeastern Operations or otherwise owned or used by the Sellers in the Southeastern Operations (except for those Excluded Assets set forth in SECTION 1.2 hereof), including, without limitation, the following assets (all such assets and properties of the Sellers are collectively referred to hereinafter as the "Acquired Assets"):

                            (i) all fixtures, vehicles, machinery, equipment, rolling stock, tools, furniture, pallets, phones, office supplies and other items of personal property (collectively, the "Personal Property");

                            (ii) all Owned Property (as defined in SECTION 4.6.1(A));

                            (iii) all right, title and interest in and to all Property Leases (as defined in SECTION 4.6.1.4) to the extent they are Assumed Agreements;

                            (iv) all inventories, including materials, spare parts, equipment, supplies and other similar items (collectively, the "Inventories");

                            (v) the contracts, agreements, real or personal property leases, commitments, understandings or instruments pertaining to the Operations (the "Contracts") listed or described on ANNEX A attached hereto as the same may be amended from time to time by Buyers in accordance with SECTION 1.5 hereof but will include the Contracts for which the Sellers have performance bonds in place as of the Closing Date, PROVIDED such Contracts can be operated profitably as reasonably determined by the Buyers (the "Assumed Agreements");

                            (vi) the federal, state, local and foreign licenses, permits, certificates of occupancy or use and other governmental approvals or authorizations used in or related to the Operations (collectively, "Permits") to the extent such Permits may be transferred;

                            (vii) except as set forth in SECTIONS 1.2(F), (H) AND (J) all rights and claims against third parties in respect of the Acquired Assets or the Operations and all claims and rights of offset under the Property Leases, except to the extent they are primarily related to the Excluded Assets;

                            (viii) all  computer  hardware;   all  the  software
              licenses listed on SCHEDULE 1.1(A)(VIII); and all other software used by any of the Sellers including all licenses to software related to computers used by any of the Sellers to the extent such software licenses may be transferred pursuant to section 365 of the Bankruptcy Code or without consent of the licensor;

                            (ix) all intellectual property used or owned by the Sellers (including, but not limited to, the intellectual property set forth on SCHEDULE 1.1(A)(IX)), together with all income, royalties, damages and payments due or payable at the Closing or thereafter (including, without limitation, damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such intellectual property;

                            (x) all names, or variations thereof, used by the Sellers and set forth on SCHEDULE 1.1(A)(X); and

                            (xi) all accounts and notes receivable of any of the Sellers.

                     (b) "Bankruptcy Permitted Encumbrances" shall mean encumbrances, with respect to any Acquired Asset, that are: (i) statutory liens for current taxes or assessments not yet due or delinquent, (ii) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities (collectively, the "Bankruptcy Restrictions") which do not materially interfere with the present use or operation of an Acquired Asset subject to such Bankruptcy Restriction, (iii) all exceptions, restrictions, easements, charges, rights-of-way and other Encumbrances set forth in any state, local or municipal franchise (collectively, "Bankruptcy Exceptions") under which the Operations is conducted which do not materially interfere with the present use or operation of an Acquired Asset subject to such Bankruptcy Exception, and (iv) such other imperfections in title, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances (collectively, the "Bankruptcy Imperfections") which do not materially interfere with the present use or operation of an Acquired Asset subject to such Bankruptcy Imperfections and neither secure indebtedness or the payment of the deferred purchase price of property, nor individually or in the aggregate materially interfere with the present use or operation of an Acquired Asset subject to such Bankruptcy Imperfections. For the Material Sites, Bankruptcy Permitted Encumbrances shall also mean those Encumbrances, if any, with respect to a specific Material Site set forth on SCHEDULE 1.1(B). Notwithstanding the above, with respect to Acquired Assets that are not Material Sites, Bankruptcy Restrictions, Bankruptcy Exceptions and Bankruptcy Imperfections which do not have, or could not reasonably be expected to have, a material adverse effect on the business, Operations, results of operations or condition of the Acquired Assets taken as a whole shall be deemed to be a Bankruptcy Permitted Encumbrance.

              1.2.   EXCLUDED  ASSETS.  Notwithstanding  anything  contained  in
SECTION 1.1(A) hereof to the contrary, the Sellers are not selling, and the Buyers are not purchasing, the following assets of the Sellers, all of which shall be retained by the Sellers (collectively, the "Excluded Assets"):

                     (a) the Sellers' originals of books and records relating to the Acquired Assets and the Sellers' purchase and sales activities relating to the Operations and the Acquired Assets prior to the Closing Date, returns of taxes, including all supporting schedules, attachments, work papers and similar documents, for taxes accruing on or before the Closing Date; PROVIDED that the Sellers shall provide copies of all the aforementioned documents to the Buyers at the Buyers' request, PROVIDED further, HOWEVER, that the Sellers shall not be required to deliver any information related solely to (and not affecting the Acquired Assets or the Operations) the Excluded Assets;

                     (b) any cash, cash equivalents, short term investments, petty cash, deposit accounts in financial institutions, checks received by the Sellers upon which collection has not been made, and long and short term securities owned by the Sellers as of the Closing Date;

                     (c) the rights which accrue or will accrue to the Sellers under this Agreement;

                     (d) the rights which accrue or will accrue to the Sellers under the Retention Plan, any employment, noncompetition or severance agreements between any of the Sellers and its employees or former employees, to which any of the Sellers is a party, except for those employment or severance agreements which are Assumed Agreements;

                     (e) the rights which accrue or will accrue to the Sellers under any sales price or volume proposals or commitments, offers to sell or sales negotiations entered into or made by employees of or agents acting on behalf of the Sellers except if such commitment is pursuant to an Assumed Agreement;

                     (f) the Sellers' causes of action, choses of action and rights of recovery pursuant to section 544 through 550 and section 553, and any other avoidance actions under any other applicable provisions, of the Bankruptcy Code;

                     (g) other than the Assumed Agreements, any Contract to which the Sellers are parties or by which the Sellers are bound (the "Excluded Agreements");

                     (h)    any pending or  threatened  litigation  set forth on
       SCHEDULE 4.5.1;

                     (i) any indebtedness owed to the Sellers by any employee or agent of any of the Sellers, or any spouse, child or parent thereof; and

                     (j) all those assets specifically listed in SCHEDULE 1.2(J) hereto.

              1.3. PURCHASE PRICE. As consideration for the Acquired Assets, the Buyers shall, jointly and severally, pay to the Sellers the aggregate sum of $140,750,000, as adjusted pursuant to SECTION 1.4 (the "Purchase Price") payable as hereinafter provided and the Buyers shall assume the Assumed Liabilities. The Buyers shall also assume certain leases and other contracts and liabilities of the Sellers as set forth in SECTION 2.1(A).

                     (a) On the Closing Date, the Buyers shall pay an amount in cash to the Sellers equal to the Purchase Price less the sum of the two items listed below:

                            (i) $4,500,000, which amount will be delivered to an escrow agent, mutually acceptable to the parties (the "Escrow Agent") to be deposited into an escrow account (the "Escrow Account") to pay (x) any adjustments to the Purchase Price owed by the Sellers pursuant to SECTION 1.4, (y) any Indemnity or other amounts owed by the Sellers to the Buyers pursuant to SECTION 12.1 hereof or under the Agreement of Purchase and Sale of Assets, dated March 30, 2001 between affiliates of the Buyers and certain Sellers (the "Utah Sale Agreement") or under the Agreement of Purchase and Sale of Assets, dated February 5, 2002, between Oldcastle MMG and certain Sellers (the "Idaho Sale Agreement", and together with the Utah Sale Agreement, the "Prior Asset Sale Agreements"), all such indemnities to be accorded administrative priority upon entry of the Sale Order, and (z) any amount owed pursuant to SECTION 12.6 hereof. The funds in the Escrow Account shall be held and disbursed by the Escrow Agent in accordance with the terms and conditions of the escrow agreement, the form of which is attached as EXHIBIT A (the "Escrow Agreement") after the depletion of the $500,000 deferred payment holdback provided in the Idaho Sale Agreement (the "Idaho Holdback"), and

                            (ii) the actual aggregate amount of the Cure Costs (as defined in SECTION 1.5(B)(I)).

                     (b) The parties hereby acknowledge and agree that the payment of the Purchase Price by the Buyers, including the payments required by SECTIONS 1.3(A)(I) and (II) and the assumption of the Assumed Liabilities, represent fair market value, based on actual, arms-length transactions, in consideration for the acquisition of the Acquired Assets.

              1.4.   ADJUSTMENTS TO THE PURCHASE PRICE.

                     (a) The Purchase Price shall be adjusted according to whether the difference between the Actual Working Capital (as defined below) of the Sellers is more or less than $26,000,000. The "Actual Working Capital" shall be the sum of the book values of (i) saleable inventory, (ii) accounts and notes receivable MINUS allowance for doubtful accounts, and (iii) deposits in the nature of prepaid expenses and prepaid expenses, in each case to the extent the Buyers receive the foregoing as an Acquired Asset, as reflected on the Sellers' consolidated balance sheet as of the Closing Date (the

       "Closing Balance Sheet"), which shall be prepared by the Sellers in accordance with generally accepted accounting principles and consistent with past practice.

                     (b) The Actual Working Capital shall be determined by the Sellers and a copy of the calculation thereof (the "Working Capital Statement") shall be delivered by the Sellers to the Buyers as soon as practicable following the Closing Date, but not later than fifteen (15) calendar days thereafter. Representatives of the Buyers shall have the right to participate with the representatives of the Sellers in the process of preparing the Closing Balance Sheet and the Working Capital Statement and shall have access to all data, schedules and work papers used by the Sellers in preparing the Working Capital Statement.

                     (c) The determination of Actual Working Capital shall become final and binding upon the parties on the thirtieth (30th) calendar day following receipt thereof by the Buyers unless the Buyers deliver written notice of their disagreement ("Notice of Disagreement") to the Sellers prior to such date in accordance with SECTION 13.3 hereof. Any Notice of Disagreement shall specify the amounts set forth on the Working Capital Statement with which the Buyers disagree. If a Notice of Disagreement is sent by the Buyers, then the Actual Working Capital (as recalculated in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earlier of (x) the date the parties hereto resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement or (y) the date any disputed amounts are finally determined in accordance with the balance of this paragraph. During the thirty (30) day period following the delivery of a Notice of Disagreement, the Sellers and the Buyers shall seek in good faith to resolve in writing any differences which they may have with respect to any amount specified in the Notice of Disagreement or identified by either parties during said thirty (30) day period. If, at the end of such thirty (30) day period, the Sellers and the Buyers have not reached agreement on such amounts, the amounts which remain in dispute shall be recalculated by an accounting firm mutually agreed upon by the Sellers and the Buyers which firm shall not have had a business relationship with either party within the prior twenty-four (24) months (the "Independent Accountants"). The Independent Accountants shall make a ratable allocation of their charges for such work as a part of their determination, based on the proportion by which the amount in dispute was determined in favor of one party or the other. Any amounts so recalculated shall be final and binding on the parties.

                     (d) If the Actual Working Capital is less than $26,000,000, then the Buyers may recover such shortfall with interest thereon at a fluctuating rate that is at all times equal to the prime rate in effect from time to time at Citibank, N.A. (or similar financial institution) in New York on ninety (90) day unsecured loans to substantial and responsible customers, calculated on the basis of the actual number of days elapsed from the Closing Date to the date of such payment to the Buyers (interest calculated in the foregoing manner is referred to herein as "Interest") from the Escrow Account in accordance with the Escrow Agreement. In no event shall the Buyers attempt to recover such shortfall beyond the later of (i) six (6) months after the Closing Date or (ii) ten (10) business days after the Independent Accountants make a determination under SECTION 1.4(C); PROVIDED that such period shall be extended to the extent that there have been delays outside of the Buyers' control.

                     (e) If the Actual Working Capital is greater than $26,000,000, then the Buyers shall promptly deliver to the Sellers, as Additional Purchase Price, the amount of such excess with Interest within five (5) business days after the final determination of the Actual Working Capital.

              1.5. ASSUMPTION OF CERTAIN LEASES AND CONTRACTS. The Sale Order shall provide for the assumption by the Sellers and assignment to the Buyers or the Buyers' designee of the Assumed Agreements effective as of the Closing and shall be set forth on a pleading submitted to the Bankruptcy Court on the following terms and conditions:

                     (a) Subject to the provisions of SECTIONS 1.5(A)(I)-(V) below, the Sellers shall (x) assume and assign to the Buyers or to Buyers' designee, assuming Buyers' designee provides adequate assurance of future performance, (A), as of the Closing, the Assumed Agreements listed on section 1 ("Section 1") of the Exhibit A to the Sale Motion ("Sale Motion Exhibit A") and (B) as of the effective date of the assumption and assignment which shall be no later than seventy-five (75) calendar days after the date on which the Sale Order is entered, the Assumed Agreements listed on section 2 ("Section 2") to the Sale Motion Exhibit A and (y) shall reject the Excluded Agreements listed on Exhibit B to the Sale Motion (the "Sale Motion Exhibit B"). Each of the Assumed Agreements on Sale Motion Exhibit A shall also be identified by the date of the Assumed Agreement (if available), the other non-debtor parties to the Assumed Agreement (the "Contract Counter-Party") and the address of such Contract Counter-Party. Sale Motion Exhibit A shall set forth any monetary amounts believed by the Sellers to be necessary to cure defaults pursuant to section 365(a) of the Bankruptcy Code as a condition to the assumption and assignment of each such Assumed Agreement, if any, as determined by the Sellers based on the Sellers' books and records, subject to the amendment of such amounts by the Sellers from time to time. Sale Motion Exhibit B shall set forth the Excluded Agreements which shall be identified by the date of the Excluded Agreement (if available), the Contract Counter-Party to the Excluded Agreement and such party's address. ANNEX A attached hereto, Sale Motion Exhibit A and Sale Motion Exhibit B shall be subject to amendment as follows:

                            (i) At any time and from time to time prior to and including the commencement of the Sale Hearing, by delivery of written notice to the Sellers in accordance with SECTION 13.2 hereof, the Buyers, in their discretion, may add Contracts to, or remove Contracts from, ANNEX A attached hereto, Section 1 of the Sale Motion Exhibit A, Section 2 of the Sale Motion Exhibit A and the Sale Motion Exhibit B; PROVIDED that the Buyers shall use their commercially reasonable efforts to finalize any additions to, or deletions from, ANNEX A, Sale Motion Exhibit A and Sale Motion Exhibit B as soon as possible; PROVIDED, FURTHER, that if Contracts are added to Section 1 of the Sale Motion

              Exhibit A after the commencement of the twenty-five (25) day notice period, the assumption and assignment of such Contracts shall be effected pursuant to a separate motion filed by the Sellers.

                            (ii) Until seventy-five (75) days after the date on which the Sale Order is entered, the Buyers, in their discretion, by delivery of written notice to the Bankruptcy Court, the Sellers in accordance with SECTION 13.2 hereof and the respective Contract Counter-Parties, may designate (the "Designation"), from time to time, any Contract listed on ANNEX A attached hereto and Section 2 of the Sale Motion Exhibit A to be:

                                  (x) assumed as an Assumed Agreement (the
                     "Post-Closing Assumption") and assigned to the Buyers, as of the date of such notice;

                                  (y) excluded from the Assumed Agreements and
                     thereby deemed an Excluded Agreement (the "Post Closing Exclusion") as of the date of such notice; or

                                  (z) excluded from the Assumed Agreements so
                     that it may be assigned to a designee of the Buyers named in such written notice (the "Post-Closing Assignment", and such Contracts designated pursuant to the Post Closing Assignment shall be the "Designated Assumed Agreements"). The assumption and assignment of the Designated Assumed Agreements is to be effected by separate motions filed by the Sellers. If such assignment is not so authorized by the Bankruptcy Court in accordance with the previous sentence, then such Contract shall be deemed an Excluded Agreement.

                            (iii) Prior to the Designation of a Contract, the Buyers shall have the right to operate or use, as a subcontractor or a sublessee, the real or personal property or equipment subject to such Contracts for their own account subject to the receipt of the Contract Counter-Party's consent if such consent is required. If the Contract Counter-Party's consent is required to subcontract or sublease such Contract to the Buyers, but the Contract Counter-Party does not consent to such subcontract or sublease then the Buyers shall designate such Contract pursuant to SECTION 1.5(A)(II).

                            (iv) If the Contract Counter-Party consents to sublease or subcontract a Contract under SECTION 1.5(A)(III) or if such consent is not required, whether or not the Buyers operate or use the real or personal property or equipment subject to such Contract, then the Buyers shall pay to the Contract Counter-Party the amounts that come due under such Contract from the Closing Date until the Designation.

                            (v) Upon the Post-Closing Assumption or the Post-Closing Assignment, the Buyers shall pay the Cure Costs for such Contract to the Contract Counter-Party. Upon the Post-Closing Exclusion, then Buyers shall pay Sellers the amount of the Cure Cost for such Contract that was retained by the Buyers pursuant to
              SECTION 1.3(A)(II) hereof.

                     (b) Notwithstanding anything to the contrary contained in SECTION 1.5(A), (i) to the extent there exist any defaults related to an Assumed Agreement listed on Sale Motion Exhibit A that is not a Designated Assumed Agreement, the Buyers shall pay all monetary amounts necessary to cure defaults pursuant to section 365(b) of the Bankruptcy Code as a condition to the assumption and assignment of each such Assumed Agreement as determined by an order of the Bankruptcy Court (the "Cure Costs"); and (ii) to the extent there exist any defaults related to a Designated Assumed Agreement, the Buyers shall pay the Cure Costs upon the effectiveness of the assignment of the Designated Assumed Agreements as a condition to the assumption and assignment of each such Assumed Agreement as determined by an order of the Bankruptcy Court.

                     (c) The Buyers shall be responsible for all costs and expenses necessary in connection with providing adequate assurance of future performance and for the preparation of declarations of an authorized person of the Buyers on behalf of the Buyers in connection therewith pursuant to section 365(b) of the Bankruptcy Code with respect to the Assumed Agreements listed on Sale Motion Exhibit A other than the Designated Assumed Agreements.

                     (d) Nothing herein shall be construed as an admission by any of the parties hereof that an Assumed Agreement or a Designated Assumed Agreement is an executory agreement or unexpired lease as interpreted under the Bankruptcy Code.

              1.6. CLOSING DATE. The closing (the "Closing") of the purchase and sale of the Acquired Assets shall be held at 10:00 a.m. Eastern time on the business day immediately following the day when all closing deliverables and conditions set forth in ARTICLES 9 and 10 have been delivered and satisfied, or on any other date or time as is mutually agreed by the parties hereto (such date and time being referred to herein as the "Closing Date"), but at a location selected by the Buyers. The Closing shall be effective as of 12:01 a.m., New York time, one business day following the Closing Date.

       2.     LIABILITIES.

              2.1.   LIABILITIES ASSUMED BY BUYERS. As further consideration for
consummation   of  the   transactions   contemplated   in  this  Agreement  (the
"Transactions"), the Buyers hereby assume:

                     (a) the obligations under the Assumed Agreements which are not Designated Assumed Agreements to the extent that such obligations arise in and are related to periods after the Closing Date;

                     (b) the liability of the Sellers, if any, to pay accumulated vacation time for those employees hired by the Buyers immediately after the Closing; PROVIDED, THAT, the Buyers shall pay no more than $1,000,000 pursuant to such obligation and in accordance with the Buyers' policies regarding vacations; and

                     (c) the liabilities listed on SCHEDULE 2.1(C) hereto (collectively, the "Assumed Liabilities").

              2.2. LIABILITIES NOT ASSUMED BY BUYERS. Except for the Assumed Liabilities, the Buyers are not assuming (and the Acquired Assets shall not be subject to) any debts, obligations or liabilities of the Sellers whatsoever, whether known or unknown, actual or contingent, matured or unmatured, currently existing or arising in the future, including, but not limited to the liabilities set forth below, whether such liabilities have been disclosed on the Financial Statements or the Schedules hereto or not (collectively, the "Excluded
Liabilities"), which shall remain the sole responsibility of the Sellers (whether or not the Buyers are alleged to have liability as a successor to the Sellers):

                     (a) the fees and expenses of legal counsel, auditors, accountants, brokers, environmental consultants and environmental engineers or any other professional retained or employed by the Sellers for services rendered in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and the Transactions;

                     (b) except as expressly provided in SECTION 7.7(B), any liability of the Sellers for taxes (as hereinafter defined) which arise, are assessed or become payable or due as of or prior to the Closing Date or arise out of the consummation of the Transactions or become payable by the Sellers as a result of purchases, sales or transfers as of or prior to the Closing Date, or other taxes of any kind or description except current real estate and personal property taxes with respect to the Acquired Assets to the extent such taxes relate to periods after the Closing Date;

                     (c)    any   liability  or   obligation  to  third  parties
       (contingent or otherwise) of the Sellers related to periods prior to the Closing Date arising out of any claim or litigation;

                     (d)    any  liability  or  obligation   for   Environmental
       Damages related to periods prior to the Closing Date;

                     (e) any trade or other accounts payable related to periods prior to the Closing Date;

                     (f) any liability or obligation of the Sellers under those leases, contracts and agreements which are Acquired Assets (including the Property Leases and the Assumed Agreements) related to periods prior to the Closing except as set forth in SECTION 1.5 or on
       SCHEDULE 2.1(C);

                     (g) any liability or obligation of the Sellers under any employment, noncompetition or severance agreements between the Sellers and their employees or former employees, to which the Sellers are parties, except for those employment, noncompetition or severance agreements which are Assumed Agreements;

                     (h) any liability or obligation of the Sellers under any sales price or volume proposals or commitments, offers to sell or sales negotiations entered into or made by employees of or agents acting on behalf of the Sellers except if pursuant to an Assumed Agreement;

                     (i)    all pending or  threatened  litigation  set forth on
       SCHEDULE 4.5.1;

                     (j)    any collective bargaining agreement; and

                     (k) any liability or obligation of the Sellers under those leases, contracts and agreements which are Excluded Agreements or are primarily related to the Excluded Assets as set forth in SECTION 1.2.

       3. ALLOCATION OF PURCHASE PRICE. The parties agree that the amount of the Purchase Price and the Assumed Liabilities that are liabilities for federal income tax purposes shall be allocated for federal income tax purposes among the Acquired Assets in accordance with SCHEDULE 3. Subject to the requirements of applicable law, such allocation (and any amendments thereto by reason of adjustments to the Purchase Price hereunder) shall be binding upon the parties for the purposes of filing any return, report or schedule regarding taxes. The parties shall use reasonable efforts prior to the Closing to allocate such amounts among each of the Sellers and between the Buyers.

       4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each Seller, jointly and severally, represents and warrants to the Buyers, as of the date hereof and as of the Closing Date, as follows:

              4.1. ORGANIZATION AND QUALIFICATION. Each Seller is duly formed and validly existing as a corporation in good standing under the laws of the relevant state of organization and has all power and authority to own or lease and operate its properties and assets and to carry on its business in the manner in which such business is now being conducted. Each Seller is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it or the character or location of the properties or assets owned or leased by it makes qualification necessary and material to the Sellers. SCHEDULE 4.1 sets forth the organization chart of the Sellers and all their affiliates. Such chart shall state the stock or membership ownership for each entity.

              4.2. AUTHORITY. Each Seller has full power and authority to enter into this Agreement and to consummate the Transactions subject to Bankruptcy Court approval of the Sale Order. This Agreement and all other agreements to be executed in connection herewith by the Sellers have been duly executed and delivered by each of the Sellers, have been duly authorized by all necessary corporate action by each of the Sellers (including, without limitation, any required authorization by the board of directors and shareholders of each of the Sellers) and constitute legal, valid and binding obligations of each of the Sellers enforceable in accordance with their respective terms. If the board of directors of DeKalb Stone, Inc. has not authorized the Transactions, this Agreement or the other agreements to be executed in connection herewith on the Execution Date, such authorization shall be received prior to the Closing Date.

              4.3.   FINANCIAL CONDITION.

                     4.3.1. FINANCIAL STATEMENTS.

                            (a) The Sellers have provided to the Buyers copies of the following (collectively, the "Financial Statements"): (i) the unaudited consolidated financial statements for the year ended December 31, 2001 (the "Balance Sheet Date"), including a balance sheet as of the Balance Sheet Date (the "Balance Sheet"); and (ii) the related statements of income and of changes in financial position for the fiscal year then ended.

                            (b) At or prior to the Closing Date, the Sellers shall have provided to the Buyers audited consolidated Financial Statements for the year ended on the Balance Sheet Date, if available on the Closing Date, which shall be included in the definition of Financial Statements for the purposes hereunder.

                            (c) The Financial Statements: (i) are correct and complete in all material respects; (ii) have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods covered; (iii) present fairly the results of operations included in such Financial Statements for the periods included therein; and (iv) do not omit any information necessary to make such Financial Statements not misleading.

                            (d) Since January 1, 2001, the Sellers have kept books, records and accounts relating to the Operations that, in reasonable detail, accurately and fairly reflect (A) the transactions and dispositions of assets of the Sellers and (B) the value of inventory.
       Neither the Sellers nor any employee, agent or shareholder of the Sellers, directly or indirectly, has made any payment of funds of any such entity or received or retained any funds relating to the Acquired Assets or the Operations in violation of any applicable law, rule or regulation.

                            (e) If the Sellers deliver to the Buyers audited Financial Statements pursuant to SECTION 4.3.1(B), the Sellers shall be deemed to have made the representations set forth in SECTIONS 4.3.1(C) and (D) with respect to the audited and unaudited Financial Statements as of the Closing Date; PROVIDED, HOWEVER, the audited Financial Statements shall not be considered an amendment or exception to the unaudited Financial Statements.

                     4.3.2. ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date and except directly as a result of commencement of the Bankruptcy Cases, each of the Sellers has used its reasonable best efforts to preserve the business organization of the Operations intact, to keep available to the Buyers the services of all current employees of the Operations and to preserve the goodwill of the suppliers, customers, employees and others having business relations with the Operations. Since the Balance Sheet Date and except directly as a result of commencement of the Bankruptcy Cases, or as set forth on SCHEDULE 4.3.2, the Sellers have conducted the Operations in the ordinary course, have maintained the Acquired Assets in at least as good order and condition as existed on the Balance Sheet Date (other than wear and tear as may be accounted for by reasonable use) and as is necessary to continue to conduct the Operations.

                     Since the Balance Sheet Date there has not been, except directly as a result of commencement of the Bankruptcy Cases:

                     (a) any material transactions by the Sellers relating to the Operations not in the ordinary and usual course of business, other than pursuant to the Idaho Sale Agreement (the "Idaho Asset Sale"), except as set forth on SCHEDULE 4.3.2(A);

                     (b)    any  material   adverse   change  in  the  business,
       Operations, results of operations, conditions or prospects of the Acquired Assets, taken as a whole, except as set forth on SCHEDULE 4.3.2(B);

                     (c) any damage, destruction or loss, whether or not covered by insurance, affecting the Acquired Assets or the Operations, except as set forth on SCHEDULE 4.3.2(C);

                     (d) any material alteration in the manner in which the Sellers keep their books, accounts or records relating to the Operations, or in the accounting principles and practices therein reflected, except as set forth on SCHEDULE 4.3.2(D);

                     (e) a termination, substantial modification or, to the knowledge of any of the Sellers, threatened termination or substantial modification of the Sellers' relationship with a material customer of the Operations (other than jobs completed in the ordinary course of business) or supplier or adverse event affecting any product or process used in connection with the Operations, except as set forth on SCHEDULE 4.3.2(E);

                     (f) a lease of, or commitment to acquire or lease, any realty or any substantial item of machinery or equipment which would constitute an Acquired Asset, except as set forth on SCHEDULE 4.3.2(F);

                     (g) any mortgage, pledge or lien, charge or other encumbrance placed upon any of the Acquired Assets, except as set forth on SCHEDULE 4.3.2(G);

                     (h) any sale, assignment or transfer of any asset, property or business relating to the Operations or cancellation of any debt or claim or waiver of any right relating to the Acquired Assets or the Operations, except in the ordinary course of business other than the Idaho Asset Sale and except as set forth on SCHEDULE 4.3.2(H);

                     (i) any increase in the salary or other compensation payable or to become payable to any employee, officer or director of the Sellers, or the declaration, payment or commitment of any kind for the payment of a bonus or other compensation or benefit to any employee, officer or director whose total compensation is more than $50,000, except as set forth on SCHEDULE 4.3.2(I);

                     (j) any commitment for capital expenditures relating to the Operations, except as may have been necessary for ordinary repair, maintenance and replacement, except as set forth on SCHEDULE 4.3.2(J); or

                     (k) in general, any material change in the financial condition, operations, business, properties, assets, business prospects or manner of conducting the Operations, other than changes in the ordinary and usual course of business consistent with prior practice, except as set forth on SCHEDULE 4.3.2(K).

                     4.3.3. PROJECTIONS. The Sellers' projected budget including income statement for the fiscal year ending December 31, 2002 provided to the Buyers (the "Projections"), was produced in the ordinary course of Sellers' business by their management in good faith in the ordinary course of Sellers' regular budgeting process. The Projections were not produced for the purposes of selling the Sellers or marketing the Operations or the Assets.

              4.4.   TAX MATTERS.

                     4.4.1. TAX  RETURNS;  DISPUTES.  Except  as  set  forth  on
SCHEDULE 4.4.1, the Sellers have filed or have had filed on their behalf, within the time and in the manner prescribed by law, all federal, and all material state and local tax returns and reports required to be filed by them with respect to the Acquired Assets, and have paid all taxes shown to be due thereon. All such returns were true, accurate and complete in all material respects. There are no outstanding assessments or taxes otherwise due that if not paid on a timely basis would result, on or after the Closing Date, in any liens for taxes on any of the Acquired Assets. There are no pending or, to the knowledge of any of the Sellers, threatened United States federal or applicable state tax audits involving any of the Sellers, the adverse determination of which could result in a lien upon the Acquired Assets.

                     4.4.2. SECTION 168. None of the Acquired Assets is tax-exempt use property within the meaning of section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code"). None of the Acquired Assets is property that is or will be required to be treated as being owned by another person pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

                     4.4.3. FIRPTA. None of the Sellers is a foreign person within the meaning of section 1445(f)(3) of the Code.

                     4.4.4. TAX DEFINITIONS. As used in this Agreement, the term "tax return" includes any material report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with taxes. As used in this Agreement, the term "taxes" means any federal, state, local and foreign income or gross receipts tax, alternative or add-on minimum tax, sales and use tax, customs duty and any other tax, charge, fee, levy or other assessment, including, without limitation, property, transfer, occupation, service, license, payroll, franchise, excise, withholding, ad valorem, severance, documentary stamp, gains, premium, windfall profit, employment, rent or other tax, governmental fee or like assessment or charge of any kind whatsoever, together with any interest, fine or penalty thereon, addition to tax, additional amount, deficiency, assessment or governmental charge imposed by any federal, state, local or foreign taxing authority which is payable by any of the Sellers.

              4.5.   LITIGATION AND CLAIMS.

                     4.5.1. LITIGATION PENDING OR THREATENED. Except as set forth on SCHEDULE 4.5.1, there is no action, suit, claim, arbitration, proceeding or investigation pending or threatened before any court, tribunal, panel, master or governmental agency, authority or body in which any of the Sellers is a party or which might affect the Acquired Assets or the Operations.
SCHEDULE 4.5.1 sets forth all material litigation which any of the Sellers is a party.

                     4.5.2. OPERATIONS ENJOINED. None of the Sellers, nor any employee, manager or agent of any of the Sellers has been permanently or temporarily enjoined by any order, judgment or decree of any court or tribunal or any other agency from engaging in or continuing any conduct or practice in connection with the Operations.

                     4.5.3. VIOLATION  OF LAW;  PERMITS.  Except as disclosed on
SCHEDULE 4.5.3(A), the Sellers are not in material violation of any provision of any law, decree, order or regulation applicable to the Operations or the Acquired Assets, including, without limitation, those relating to antitrust or other anticompetitive practices, to employment practices (such as discrimination, health and safety), and to minority business enterprises. Except as disclosed on SCHEDULE 4.5.3(B), the Sellers have all Permits required with respect to the Acquired Assets or in the conduct of the Operations and the operation of the Real Property, all of which Permits are set forth on SCHEDULE 4.5.3(C), and have satisfied all material bonding requirements pertaining to the Operations or the Acquired Assets under federal, state, local and foreign laws, rules and regulations. Except as disclosed on SCHEDULE 4.5.3(D) and except for Bankruptcy Court approval, all such Permits may be transferred in accordance with applicable law and assigned to the Buyers without the approval or consent of any third party. Except as disclosed on SCHEDULE 4.5.3(E), the present conduct of the Operations is not dependent upon any so-called "non-conforming use" exception nor based upon any zoning variance. To the extent the operation of any Real Property is subject to any non-conforming use or zoning variance, the Buyers will have the right to continue such operation after the Closing Date in the manner such was conducted by the Sellers immediately prior to the Closing.

              4.6. PROPERTIES AND ASSETS OF THE SELLERS. Upon consummation of the Transactions, the Buyers will acquire good and marketable title to the Acquired Assets, free and clear of all mortgages, security interests, claims, equities, liens, charges, imperfections of title, encroachments, encumbrances, leases, shares, easements, rights-of-way, squatters' rights, covenants, purchase or sales options, conditions and restrictions (collectively, "Encumbrances"), except for Bankruptcy Permitted Encumbrances; PROVIDED that, notwithstanding any other provision of this Agreement or any deed delivered in connection with this Agreement, the Sellers do not warrant title to mineral rights, oil, gas or other hydrocarbon substance rights or water rights except as set forth in SECTIONS 4.6.1(J) and 4.6.1(K).

                     4.6.1. TITLE TO REAL PROPERTY.

                            (a) Set forth on ANNEX B is (i) a complete list and description of all real property that is owned by any of the Sellers, or in which any of the Sellers has legal or equitable title and which is an Acquired Asset (such real property, together with all rights, title, privileges and appurtenances pertaining thereto, including, without limitation, all of the Sellers' right, title and interest, if any, in and to any unpaid award for any taking by condemnation or any damage to the premises by reason of a change of grade of any street or highway, shall be collectively referred to as the "Owned Property") and (ii) a description of each lease of real property under which the Sellers, either individually or collectively is a lessee, lessor, sublessee or sublessor, licensee or sublicensee (the "Leased Property"). The Owned Property and the Leased Property are sometimes collectively referred to as the "Real Property."

                            (b) Except for Permitted Encumbrances (as defined below) and those Encumbrances that will be released pursuant to the Sale Order, the Sellers have (i) good and marketable title in fee simple to the Owned Property and to all plants, buildings and improvements thereon and (ii) good and marketable leasehold title to the Leased Property and to all plants, buildings and improvements thereon and the Sellers' interests therein are free and clear in each case of all Encumbrances. "Permitted Encumbrances" means with respect to any Acquired Assets (i) statutory liens for current taxes or assessments not yet due or delinquent, (ii) liens securing statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities (collectively, the "Restrictions") which do not materially interfere with the present use or operation of an Acquired Asset subject to such Restriction, (iv) all exceptions, restrictions, easements, charges, rights-of-way and other Encumbrances set forth in any state, local or municipal franchise (collectively, "Exceptions") under which the Operations is conducted which do not materially interfere with the present use or operation of an Acquired Asset subject to such Exception, and (v) such other liens, imperfections in title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances (collectively, the "Liens") which do not materially interfere with the present use or operation of an Acquired Asset subject to such Lien and neither secure indebtedness or the payment of the deferred purchase price of property, nor individually or in the aggregate materially interfere with the present use or operation of an Acquired Asset subject to such Lien. For the Material Sites, Permitted Encumbrances shall also mean those Encumbrances, if any, with respect to a specific Material Site set forth on SCHEDULE 4.6.1(B)(I). Notwithstanding the above, with respect to
       Acquired Assets that are not Material Sites (as defined below), Restrictions, Exceptions or Liens that do not have, or could not reasonably be expected to have, a material adverse effect on the business, Operations, results of operation or condition of the Acquired Assets taken as a whole shall be deemed to be Permitted Encumbrances. For purposes of this Agreement, "Material Sites" are those real property parcels listed on SCHEDULE 4.6.1(B)(II).

                            (c) Except as disclosed on SCHEDULE 4.6.1(C), the buildings and improvements owned or leased by the Sellers, either individually or collectively, and the operation or maintenance thereof as operated and maintained by the Sellers prior to the Closing Date do not
       (i) contravene any zoning or building law or ordinance or other administrative regulation (including but not limited to those relating to zoning, land division, building, fire, health and safety) or (ii) violate any restrictive covenant or any provision of federal, state, local or foreign law, PROVIDED that, in the event the use and operation of any Real Property by any of the Sellers is a non-conforming use as of the Closing Date, except as disclosed on SCHEDULE 4.6.1(C), (A) the right to continue such non-conforming use will not be restricted or terminated upon the consummation of the Transactions, and (B) such non-conforming use does not impose conditions or limitations on the continued use and operation of such property, or on the restoration, alteration or expansion thereof, and does not impose costs, expenses or improvements as a condition to or required in connection with such use and operation. The foregoing representations and warranties expressly supersede and survive the delivery of the special warranty deed to any Real Property, notwithstanding the terms of any such special warranty deed.

                            (d) Except as listed on SCHEDULE 4.6.1(D) attached hereto, there is no pending or, to the best knowledge of any of the Sellers, threatened condemnation or eminent domain proceeding with respect to, or that could affect, any Real Property.

                            (e) There is not and has not been, during any period through and including the Closing Date, any substance placed on the Real Property by any of the Sellers, or to the knowledge of any of the Sellers, placed by any other person (including any lessor or predecessor thereto with respect to Leased Property) the presence of which on any Real Property causes or caused a nuisance upon any Real Property or to adjacent properties, except such substances as could not reasonably be expected to have a material adverse effect on the business, business prospects, financial condition or results of operations of the Sellers, either individually or collectively.

                            (f) To the knowledge of any of the Sellers, there is not and has not been during any period through and including the Closing Date, any substance, the presence of which on properties adjacent to any Real Property constitutes or constituted a trespass by any of the Sellers, except such substances as could not reasonably be expected to have a material adverse effect on the business, business prospects, financial condition or results of operations of the Sellers, either individually or collectively.

                            (g) Except as set forth on SCHEDULE 4.6.1(G) attached hereto, to the knowledge of any of the Sellers, there are no special taxes or assessments, or any planned public improvements that may result in a special tax or assessment, with respect to any Real Property, and there is no special proceeding pending or threatened in which any taxing authority having jurisdiction over any of the Real Property is seeking to increase the assessed value thereof. Except as set forth on
       SCHEDULE 4.6.1(G) attached hereto, each Seller represents and warrants that it has not received any written or oral notice or communication and, to the knowledge of any of the Sellers, there has been no public disclosure nor any notice or disclosure in any official record (including any land records), with respect to any such special tax or assessment, planned public improvement, or special proceeding pending or threatened. The foregoing representations and warranties expressly supersede and survive the delivery of the special warranty deed to any Real Property, notwithstanding the terms of any such special warranty deed.

                            (h) Except as set forth on SCHEDULE 4.6.1(H), there are no strips or gores with respect to or affecting any parcel of Real Property (or portion thereof) which cause any related parcels of land to be non-contiguous. Except as set forth on SCHEDULE 4.6.1(H), each parcel of Real Property has a right of access to and from such parcel.
       Except as set forth on SCHEDULE 4.6.1(H), the Real Property is not situated in a flood hazard area as defined by the Federal Insurance Administration. Except as set forth on SCHEDULE 4.6.1(H), to the best knowledge of any of the Sellers, no portion of the Real Property is located on or adjacent to navigable waters and no portion of the Real Property consists of filled-in land.

                            (i) All utilities required for the operation of each parcel of Real Property either enter such Real Property through adjoining streets or, if they pass through adjoining land, do so in accordance with valid public easements or irrevocable private easements, and all of such utilities are installed and operating.

                            (j) SCHEDULE 4.6.1(J) is a true and correct list of all water rights which are used by any of the Sellers in connection with the Acquired Assets or the Operations or are necessary to conduct the Operations (the "Owned Water Rights"). The Sellers, either individually or collectively, are the record or beneficial owners of the Owned Water Rights. The Owned Water Rights and the other water rights the Sellers, either individually or collectively, have pursuant to contract rights (together, the "Water Rights") have been of sufficient quantity and quality to supply the business needs of the Operations at each of the locations of the Operations as conducted prior to the Closing

       Date. To the extent the Water Rights include shares of stock or other ownership interests in water or irrigation companies, such Water Rights are being and have been put to use by the Sellers in accordance with all bylaws or other water or irrigation company requirements and all assessments on such shares of stock or ownership interests have been paid in full and are presently paid current. The Water Rights have received all necessary governmental and regulatory approvals for the uses to which they are presently employed in the Operations. None of the Sellers has reason to believe that the Water Rights will not be sufficient, in both quantity and quality, for the future business needs of the Operations if conducted in accordance with the past practices of the Sellers. The Water Rights have been put to beneficial use by the Sellers and have not been forfeited or abandoned by the Sellers, in whole or in part, under applicable law.

                            (k) Except as listed on SCHEDULE 4.6.1(K), each parcel of Owned Real Property which has been used by any of the Sellers for, or which any of the Sellers has anticipated using for, mining and extraction of minerals or other materials, includes all right, title and interest in and to such minerals and materials being extracted or located upon or under such parcel of Owned Real Property and the right to extract and sell or use the same without the obligation to pay royalties or other compensation to any person. Except as listed on SCHEDULE 4.6.1(K), each parcel of Leased Property which has been used by any of the Sellers for, or which any of the Sellers has anticipated using for, mining and extraction of minerals or other materials, includes the right of the Sellers or their successors in interest to remove from such parcel of Leased Property such minerals and materials being extracted or located upon or under such parcel of Leased Property and the right to extract and sell or use the same without the obligation to pay royalties or other compensation to any person, except as may be provided in the respective lease assumed by the Buyers with respect to such parcel of Leased Property.

                            4.6.1.1.   MAINTENANCE.   Except  as  set  forth  on
SCHEDULE 4.6.1.1, all of the plants, buildings, material fixtures and other improvements situated on the Real Property and all other material items of property are in adequate and useable condition and in a reasonable state of repair, and maintenance of such items has not been deferred beyond a reasonable time period.

                            4.6.1.2.   ASSESSMENTS.   Except  as  set  forth  on
SCHEDULE 4.6.1.2, there is no special proceeding pending or, to the knowledge of any of the Sellers, threatened, in which any taxing authority having jurisdiction over any of the Real Property is seeking to increase the assessed value thereof.

                            4.6.1.3. BINDING COMMITMENTS.  No binding commitment
has been made by any of the Sellers to any governmental authority, utility company or any other organization, group or individual relating to the Real Property or any part thereof which imposes upon or could impose upon any of the Sellers an obligation to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off such Real Property.

                            4.6.1.4. TITLE  DOCUMENTS.  True and complete copies
of (a) all leases to which any of the Sellers is a party respecting any Real Property and all other instruments granting such leasehold interests, rights, options or other interests (the "Property Leases") (including all amendments, modifications, extensions and supplements thereto), (b) all deeds, title insurance commitments and policies, maps, plats, surveys, mortgages, agreements and other documents granting to any of the Sellers title to or otherwise affecting or evidencing the state of title with respect to any Real Property, and (c) any supplements thereto (collectively, the "Title Documents") have been delivered to the Buyers. With respect to the Title Documents, except as disclosed on SCHEDULE 4.6.1.4, no breach or event of default on the part of the Sellers, either individually or collectively, or with respect to the Operations, to the knowledge of any of the Sellers, no breach or event of default on the part of any other party thereto and no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default under any term, covenant or condition of such Title Documents, have occurred and are continuing unremedied that could materially adversely affect the business, business prospects, financial condition or results of any of the Operations or any Real Property.

                            4.6.1.5. NO  BREACH  OR EVENT OF  DEFAULT;  PROPERTY
LEASES. With respect to the Property Leases, except as disclosed on SCHEDULE 4.6.1.5, no breach or event of default on the part of any of the Sellers (or to the knowledge of any of the Sellers, any other party) under the Property Leases and no event that, with the giving of notice or lapse of time or both would constitute such a breach or event of default, has occurred and is continuing. All the Property Leases are in full force and effect and are valid and enforceable against the parties thereto in accordance with their terms. All rental and other payments due under each of the Property Leases have been duly paid in accordance with the terms of such Property Leases. Except as set forth in SCHEDULE 4.6.1.5 hereto and except for the Bankruptcy Court's approval of the Sale Order, the assignment of all of the Sellers' right, title and interest in and to the Property Leases pursuant to this Agreement does not require the consent of any party to and will not constitute an event of default under or permit any party to terminate or change the existing terms of any Property Lease.

                            4.6.1.6.  VIOLATION  OF LAW.  Except as set forth on
SCHEDULE 4.6.1.6, none of the Real Property or any condition or activity thereon, any plants, buildings, fixtures, or improvements located thereon, or the current use, operation or maintenance thereof is in violation of any law, rule, regulation, code or ordinance or is in violation of the terms of any restrictive covenant or other encumbrance.

                            4.6.1.7  SITE  #126 -  PRIDE  QUARRY.  Reference  is
hereby made to that certain Repurchase Option Agreement by and between Black Eagle Minerals, L.C. and Georgia Power Company, dated September 30, 1996 and recorded on Ficse 9622, Frames 355-361 (the "Repurchase Option") and to the provisions contained therein. No portion of the property defined therein as the "Developed Portion of the Property" which is subject to a right of repurchase in favor of Georgia Power Company constitutes a portion of the "Leased Property," as defined in Section 2.1 of that certain Lease Option Agreement and Lease Agreement, dated May 6, 1998 between Black Eagle Minerals, LC and Southern Ready Mix, Inc., as amended."

                     4.6.2. PERSONAL PROPERTY. Each Seller has good and marketable title to each item of Personal Property, held by such Seller, free and clear of all Encumbrances except Bankruptcy Permitted Encumbrances. Except as set forth on SCHEDULE 4.6.2, all material items of Personal Property are in adequate and useable condition and in a reasonable state of repair, reasonable wear and tear excepted, and material maintenance on such items has not been deferred beyond a reasonable time period.

              4.7. INSURANCE. There are no outstanding requirements or recommendations by any insurance company that issued any such policy or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any repairs or other work of a material amount or nature to be done on or with respect to any of the Acquired Assets insured in any of said policies. Except as set forth on SCHEDULE 4.7, none of the Sellers has received any notice or other communication from any such insurance company within two (2) years preceding the date hereof canceling or materially amending any of said insurance policies relating to the Sellers, the Operations or the Acquired Assets, and to the knowledge of any of the Sellers, no such cancellation or amendment is threatened. There was no material inaccuracy in any application for any such insurance coverage.

              4.8.   LABOR AND EMPLOYMENT MATTERS.

                     4.8.1. LABOR AND EMPLOYMENT DEFINITIONS. Capitalized terms used in this SECTION 4.8 which are not otherwise defined in this Agreement shall have the respective meanings as set forth below:

                            "Employee Benefit Plan" shall mean each ERISA Plan and each other pension, profit sharing, retirement, bonus, deferred compensation, stock option, stock purchase, severance pay or insurance plan for officers or employees, which currently is, or within the immediately preceding six years was, established, maintained, contributed to or legally obligated to be contributed to (i) by any of the Sellers or
       (ii) solely with respect to potential liability of and through any current or former ERISA Affiliate arising or continuing in respect of such plan under section 302 or Title IV of ERISA or section 412 of the Code while such entity was an ERISA Affiliate, by such current or former ERISA Affiliate.

                            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                            "ERISA Affiliate" shall mean any corporation which is a member of a controlled group of corporations with the Sellers within the meaning of section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with any of the Sellers within the meaning of section 414(c) of the Code or a member of an affiliated service group with any of the Sellers within the meaning of section 414(m) or (o) of the Code.

                            "ERISA Plan" shall mean any Pension Plan and any Welfare Plan.

                            "Multiemployer Plan" shall mean a plan as defined in
       section 3(37) of ERISA.

                            "Pension Plan" shall mean each employee pension benefit plan within the meaning of section 3(2) of ERISA which is established, maintained or as to which there is an obligation to contribute by or on behalf of any of the Sellers or any ERISA Affiliate, or under which the employees of any of the Sellers or any ERISA Affiliate receive any benefits.

                            "Welfare Plan" shall mean each employee welfare benefit plan within the meaning of section 3(1) of ERISA which is established, maintained or to which there is an obligation to contribute by or on behalf of any of the Sellers or any ERISA Affiliate, or under which the employees of any of the Sellers or any ERISA Affiliate receive any benefits.

                     4.8.2. EMPLOYEE BENEFIT PLANS.

                            (a) SCHEDULE 4.8.2(A) lists each Employee Benefit Plan and clearly identifies each as a Pension Plan, Welfare Plan or other type of Employee Benefit Plan in which employees of the Sellers participate.

                            (b) Except as disclosed on SCHEDULE 4.8.2(B), none of the Sellers nor any ERISA Affiliate has an obligation to contribute to any Multiemployer Plan and has had no such obligation during the six years preceding the Closing Date.

                            (c) Except as disclosed on SCHEDULE 4.8.2(C), none of the Sellers nor any ERISA Affiliate maintains or contributes to or has an obligation to contribute to any Pension Plan (other than a Multiemployer Plan) covered by Title IV of ERISA or described as a defined benefit plan (in accordance with ERISA section 3(35)), and has not maintained or contributed to any such plan during the six years preceding the Closing Date.

                            (d) The Sellers have delivered to the Buyers true and correct copies of the following:

                                   (i) each ERISA Plan listed on SCHEDULE 4.8.2(A) and all amendments thereto; and

                                   (ii) each trust agreement pertaining to any of the ERISA Plans, including all amendments to such documents.

                            (e) Except as disclosed on Schedule 4.8.2(e), no event has occurred in connection with any Employee Benefit Plan which has resulted, or will or may result in any fine, penalty, assessment or other liability for which any of the Sellers or a transferee of assets from any of the Sellers may be responsible, whether by reason of operation of law or contract.

                            (f) Neither the execution and delivery of this Agreement, including, without limitation, all other agreements to be executed in connection herewith, by any of the Sellers nor the consummation of the Transactions will result in the acceleration or creation of any rights of any person entitled to any benefits under any Employee Benefit Plan.

                     4.8.3. BENEFIT OBLIGATIONS. All accrued material obligations for payments to any entity, plan or person with respect to any forms of compensation or benefits for employees of any of the Sellers or any ERISA Affiliate have been paid, unless expressly prohibited by the Bankruptcy Code or the Bankruptcy Court (in which case, Sellers shall promptly notify the Buyers of such prohibition), or are otherwise not the liability of the Buyers unless specifically noted otherwise in this Agreement.

                     4.8.4. PERFORMANCE. Each Seller has withheld and paid to the appropriate governmental authorities or is withholding for payment not yet due to such authorities all amounts required to be withheld from the employees of each Seller, unless expressly prohibited by the Bankruptcy Code or the Bankruptcy Court (in which case, Sellers shall promptly notify the Buyers of such prohibition), and none of the Sellers is liable for any arrears of such amounts or penalties thereon for failure to comply with any of the foregoing.

                     4.8.5. COMPENSATION. All reasonably anticipated material obligations of each Seller for salaries, bonuses and other forms of compensation (excluding vacation, holiday and sick pay) payable to the employees of the relevant Seller in respect of the services rendered by any of them have been paid or will be paid in accordance with the Sellers' policies, unless expressly prohibited by the Bankruptcy Code or the Bankruptcy Court (in which case, Sellers shall promptly notify the Buyers of such prohibition).

                     4.8.6. EMPLOYEES. SCHEDULE 4.8.6 lists all employees of each Seller (the "Employees"), his or her duties, hourly or weekly wage and any bonus paid to such employee during the year ended December 31, 2001.

                     4.8.7. COLLECTIVE BARGAINING AGREEMENTS.

                            (a) Except as disclosed on SCHEDULE 4.8.7(A), none of the Sellers is, or since December 31, 1999 has been, a party to a collective bargaining agreement with any labor organization. No organization or representation question is pending regarding the employees of any of the Sellers, and no such question has been raised since December 31, 1999.

                            (b) Except as disclosed on SCHEDULE 4.8.7(B), there is no pending or, to the knowledge of any of the Sellers, threatened claim, grievance, arbitration, negotiation, suit, action or charge of or by any employee of any of the Sellers. Except as disclosed on SCHEDULE 4.8.7(B), no complaint is pending against any of the Sellers before the National Labor Relations Board or any state or local agency. Each Seller has complied, in respect of its employees, in all material respects with all applicable statutes, regulations, orders and restrictions of the United States of America, all states and other subdivisions thereof, and all agencies and instrumentalities of the foregoing, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.

                            (c) The Sellers have furnished the Buyers with copies of all claims, complaints, reports or other documents in the Sellers' files concerning any of the Sellers or the employees thereof made by or against any of the Sellers during the past three years pursuant to workers' compensation laws, Title VII of the Civil Rights Act of 1964, the Occupational Safety and Health Act of 1970, the National Labor Relations Act of 1935 or any other federal or state laws relating to employment of labor. To the extent that any of the documents the Sellers have provided to the Buyers pursuant to this SECTION 4.8.7(C) include information protected by the attorney-client privilege or work product doctrine, none of the Sellers waive such privilege or application of the attorney work product doctrine to such documents.

              4.9.   COMPENSATION OF AND INDEBTEDNESS TO AND FROM EMPLOYEES.

                     4.9.1. EMPLOYEE COMPENSATION. SCHEDULE 4.9.1(A) is a true and complete list of the names and annual compensation (whether in the form of salary, bonus, commission, pension or profit-sharing contributions or other supplemental compensation now or hereafter payable) of the ten (10) highest compensated full time employees of the Sellers (the "Key Employees"). Since the Balance Sheet Date, except as disclosed on SCHEDULE 4.9.1(B), there has been no material change in the rate of total compensation for services rendered, including, without limitation, bonuses and deferred compensation, for any of the employees listed on SCHEDULE 4.9.1(A), and the bonuses and deferred compensation established for the year ending December 31, 2001 were consistent with the past practices of each of the Sellers for similar employees in similar situations.

                     4.9.2. INDEBTEDNESS. Except as set forth on SCHEDULE 4.9.2(A), none of the Sellers is indebted to any employee or agent of any of the Sellers, nor any spouse, child or parent thereof, in any amount whatsoever other than for compensation for services rendered since the start of the Sellers' current pay period generally utilized for their employees and for business expenses, vacation or sick pay, or any amount owed pursuant to an Employment Benefits Plan. Except as set forth on SCHEDULE 4.9.2(B), no employee or agent of any of the Sellers is indebted to any of the Sellers except for advances made in the ordinary course of business.

              4.10. CONTRACTS. Set forth on SCHEDULE 4.10(A), are all of the written or oral Contracts which are material to the Operations or the Acquired Assets. The Sellers have furnished the Buyers with a true and complete copy of all Contracts set forth on
SCHEDULE 4.10(A), and with accurate descriptions of all oral Contracts set forth on SCHEDULE 4.10(A), in each case which are material to the Sellers, either individually or in the aggregate, the Operations or the Acquired Assets.
SCHEDULE 4.10(A) also sets forth all proposed Cure Costs, proposed in good faith, pursuant to the Sellers' books and records. Except as set forth on
SCHEDULE 4.10(B), (i) none of the Sellers is in breach of or in default under any of the contracts, obligations or commitments and, (ii) to the knowledge of any of the Sellers, no event has occurred that, with the giving of notice or lapse of time or both, would constitute such a breach or default which could reasonably be expected to have a material adverse effect on the Sellers, either individually or in the aggregate, or the Acquired Assets, either individually or in the aggregate. Except as set forth on SCHEDULE 4.10(C), the execution and delivery of this Agreement and the consummation of the Transactions will not require the consent of any party (other than each of the Sellers and the Bankruptcy Court) to any contract taking into account section 365 of the Bankruptcy Code.

              4.11.  ENVIRONMENTAL MATTERS.

                     4.11.1.  HAZARDOUS  MATERIALS.   Except  as  set  forth  in
SCHEDULE 4.11.1: (i) none of the Sellers, nor, to the knowledge of any of the Sellers, any prior owner, tenant, occupant or user of the Real Property, nor any other person or concern, has engaged in or permitted any operations or activities upon, or any use or occupancy of, such property or any portion thereof for the purpose of or the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional, excluding de minimis quantities of Hazardous Materials that are commonly used in connection with the Operations and which were used and disposed of in accordance with Environmental Requirements) on, under, in or about any such property or transported any Hazardous Materials to, from or across any such property; and
(ii) to the knowledge of any of the Sellers, no Hazardous Materials have migrated or are threatening to migrate from any Real Property upon or beneath other properties, and no Hazardous Materials have migrated or are threatening to migrate from other properties upon, about or beneath any Real Property.

                     4.11.2. ENVIRONMENTAL REQUIREMENTS.  Except as set forth in
SCHEDULE 4.11.2: (i) each Seller, the Real Property and the existing and, to the knowledge of any of the Sellers, prior uses and activities thereon, including but not limited to the use, maintenance and operation of any such property, and all activities and conduct of business related thereto, comply and have at all times complied in all material respects with all Environmental Requirements, and no activity on or condition of the Real Property has constituted or constitutes a nuisance or has constituted or constitutes a tortious condition with respect to any third party; and (ii) none of the Sellers, nor, to the knowledge of any of the Sellers, any prior owner or occupant of the Real Property, pursuant to any existing or proposed law or regulation, is required now or in the foreseeable future to take any remedial action related to any such property or make any capital improvements in order to place such property or the improvements located thereon in compliance with such law or regulation.

                    4.11.3.  NOTICE  OF  VIOLATIONS.  Except  as  set  forth  in
SCHEDULE 4.11.3, to the knowledge of any of the Sellers: (i) none of the Sellers nor any prior owner or occupant of the Real Property has received notice or other communication concerning or has any knowledge of (A) any violation or alleged violation of Environmental Requirements relating to the Real Property, whether or not corrected or (B) any alleged liability for Environmental Damages (as defined below) relating to the Real Property, and there exists no basis for any lawsuit, claim, proceeding, citation, directive, summons or investigation related to either (A) or (B) being instituted or filed; (ii) no writ, injunction, decree, order or judgment related to the foregoing is outstanding; and (iii) none of the Sellers nor any prior owner or occupant of any such property has been ordered or requested by any regulatory authority to take any step to remedy any condition on any such property whether or not constituting a violation of Environmental Requirements, and no such person or entity has been named a "potentially responsible party" with respect thereto.

                    4.11.4. POTENTIALLY RESPONSIBLE PARTY. Except as set forth in SCHEDULE 4.11.4, neither the Environmental Protection Agency nor any other federal, state or local authority, nor any other person, corporation, partnership, joint venture, association, trust, estate or other entity or organization has identified any of the Sellers, or, to the knowledge of any of the Sellers, any prior owner or occupant of any of the Real Property as a "potentially responsible party" or as a party liable in any way for remediation or clean-up activities relating to the Real Property, or notified any of the Sellers or any prior owner or occupant of any such property that it may in the future identify any of the Sellers or any prior owner or occupant as a "potentially responsible party" or as a party liable in any way for remediation or clean-up activities relating to the Real Property.

                    4.11.5. ENVIRONMENTAL REPORTS. The Sellers have furnished the Buyers with true and complete copies of all claims, complaints, reports assessments, audits, investigations and other documents in the possession of any of the Sellers made by, on behalf of or against any of the Sellers relating to the release of Hazardous Material at the Real Property or any potential or actual Environmental Damages incurred by any of the Sellers relating to the Real Property.

                    4.11.6. DEFINITIONS. For the purposes of this Agreement:

                            (i) "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of defense of a claim (whether or not such claim is ultimately defeated), good faith settlements of judgment and costs and expenses of reporting, investigating, removing and/or remediating Hazardous Materials, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorney's fees and disbursements and consultants' fees, any of which are incurred at any time arising out of, based on or resulting from (i) the release of Hazardous Materials into the environment, on or prior to the Closing, upon, beneath, or from any Real Property, or other location (whether or not owned by any of the Sellers) where any of the Sellers conducted operations or generated, stored, sent, transported, or disposed of Hazardous Materials, and (ii) any violation of Environmental Requirements by any of the Sellers on or prior to the Closing.

                            (ii) "Environmental Requirements" means all applicable statutes, regulations, rules, ordinances, codes, policies, advisories, guidance, actions, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items of all Governmental Authorities and all applicable judicial and administrative and regulatory decrees, judgments and orders and all covenants running with the land that relate to: (A) occupational health or safety; (B) the protection of human health or the environment; (C) the treatment, storage, disposal, handling, release or remediation of Hazardous Materials; or (D) exposure of persons to Hazardous Materials.

                            (iii) "Governmental Authority" means any governmental agencies, departments, commissions, boards, bureaus, instrumentalities, courts or tribunals of the United States, the states and political subdivisions thereof.

                            (iv)   "Hazardous  Materials"  means any  substance:
       (A) the presence of which requires reporting, investigation, removal or remediation under any Environmental Requirement; (B) that is defined as a "hazardous waste," "hazardous substance" or "pollutant" or "contaminant" under any Environmental Requirement; (C) that is toxic, explosive, corrosive, flammable, ignitable, infectious, radioactive, reactive, carcinogenic, mutagenic or otherwise hazardous and is regulated under any Environmental Requirement; (D) the presence of which causes or threatens to cause a nuisance, trespass or other tortious condition or poses a hazard to the health or safety of persons; (E) that contains gasoline, diesel fuel or other petroleum hydrocarbons, PCBs, asbestos or urea formaldehyde foam insulation.

              4.12.  AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS.

                     (a)    PROVIDED  that the  consents  referenced  in SECTION
       4.5.3 and SECTION 4.6.1.5 are obtained, the execution and delivery by each of the Sellers of this Agreement does not, and the consummation of the Transactions will not, result in the creation of any lien, security interest, charge or encumbrance upon the Acquired Assets or the Operations under, conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to accelerate any obligation under, any Contract, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which any of the Sellers is a party or by which any of the Sellers, the Acquired Assets or the Operations is bound or affected.

                     (b)    PROVIDED  that the  consents  referenced  in SECTION
       4.5.3 and SECTION 4.6.1.5 are obtained, the execution and delivery by each of the Sellers of this Agreement does not, and the consummation of the Transactions will not, result in a violation of, or require any authorization, approval, consent or other action by, or registration, declaration or filing with or notice to, any court or administrative or governmental body pursuant to, any statute, law, rule, regulation or ordinance applicable to any of the Sellers taking into account section 365 of the Bankruptcy Code. There is no pending or threatened action, suit, proceeding or investigation before or by any court or governmental body or agency, to restrain or prevent the consummation of the Transactions or that might affect the right of the Buyers to own the Acquired Assets or to operate the Operations.

              4.13. REGULATORY APPROVALS. Except as set forth on SCHEDULES 4.5.3(A), (B), (C) and (D), each of the Sellers have obtained all consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Sellers and, prior to the Closing Date, shall have obtained all such consents, approvals, authorizations and other requirements which are necessary for the Sellers to consummate the Transactions. Set forth on SCHEDULE 4.13 is a true and complete list of all consents, approvals, authorizations and other requirements referenced in this
SECTION 4.13.

              4.14. INVENTORIES. The Inventories as of the Closing Date are good and merchantable, and the quantities of Inventories are reasonable and consistent with past practice of such Seller. The Inventories set forth in the Balance Sheet have been valued in accordance with generally accepted accounting principles consistently applied throughout the period covered and consistent with past practices. The Inventories of each Seller reported on the Balance Sheet were valued in the same manner employed by such Seller to report inventory in the Financial Statements for the fiscal year ended December 31, 2001. The Inventories of each Seller are usable in the ordinary course of business at a value which is no less than the value at which such inventories are carried by such Seller. The Inventory is adequate for the conduct of the business of each Seller and Inventory levels are not in excess of normal operating requirements of such Seller and such levels are limited to the prior twelve (12) months sales and the following twelve (12) month sales.

              4.15. OWNERSHIP OF CAPITAL STOCK. The organization chart set forth in SCHEDULE 4.1 is true and correct. The Sellers, other than the Stockholder and DeKalb Stone, Inc. are wholly owned, either directly or indirectly, by the Stockholder. The Sellers control DeKalb Stone, Inc. subject to the requirements of the DeKalb Stone, Inc. Bylaws which require unanimity of board of director approval for certain transactions.

              4.16.  BROKERAGE.  Except as set forth on SCHEDULE  4.16,  none of the Sellers, nor any employee or agent of any of the Sellers, has dealt with any finder or broker in connection with any of the Transactions or the negotiations looking toward the consummation of such Transactions who may be entitled to a fee in connection therewith. Any fees payable to any finder or broker engaged by the Sellers or with whom the Sellers have dealt, shall be the sole responsibility of each of the Sellers and in no circumstance shall the Buyers have any liability therefor.

              4.17.  CUSTOMERS.  Set forth on SCHEDULE 4.17 is a list of the ten
(10) largest customers of each of Western Aggregates Holding Corporation and its Subsidiaries in the aggregate and SRM Holdings Corporation and its Subsidiaries in the aggregate for the fiscal year ended December 31, 2001. None of the customers of any of the Sellers set forth on SCHEDULE 4.17 or which represent more than 10% of such Seller's annual revenue has terminated or, to the knowledge of any of the Sellers, indicated an intention or plan to terminate all or a material part of the services performed for or orders historically placed by such customers, and none of the Sellers has any reason to believe that any of such customers may terminate all or a material part of such services or orders, whether by reason of the acquisition of the Acquired Assets by the Buyers or for any other reason. None of the Sellers has received notice of, and there is no reasonable basis for, any material complaint by any of such customers with respect to services provided or products delivered by any of the Sellers since January 1, 2001. None of the employees primarily responsible for servicing customers listed on
SCHEDULE 4.17 has indicated an intention or plan to terminate his or her employment with any of the Sellers or to otherwise be unavailable to the Buyers.

              4.18. PRODUCT LIABILITY. Except as set forth on SCHEDULE 4.18, there are no pending or, to the knowledge of any of the Sellers, threatened product liability, warranty, material backcharge, material additional work, field repair or other claims by any third party (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from (A) services rendered by any of the Sellers during periods through and including the Closing Date, (B) the sale, distribution, erection or installation of products by any of the Sellers on or prior to the Closing Date, or the manufacture of products by any of the Sellers whether delivered to a customer before or after the Closing Date (except with respect to any liability or obligation arising out of any action of the Buyers after the Closing Date) or (C) the Operations or the ownership of the Acquired Assets during the period through and including the Closing Date.

              4.19. SUFFICIENCY OF ASSETS. The Acquired Assets and the Excluded Assets constitute (a) all of the assets and rights that are used in the Operations as they are being conducted as of the date hereof and (b) all the property, real and personal, tangible and intangible, necessary for the conduct by the Buyers of the Operations as they are being conducted as of the date hereof. The Acquired Assets are sufficient and adequate to allow the Buyers to continue the Operations immediately following the Closing Date if conducted in accordance with the past practices of the Sellers. No affiliate of the Sellers, who is not itself a Seller, owns or has rights to any assets, properties, or rights of the Acquired Assets.

              4.20. PRESERVATION OF DOCUMENTS. Consummation of the Transactions does not impose upon the Buyers any obligation to preserve any of the business records of any of the Sellers except as may be required by this Agreement or to the extent required by HSR or Utah state law.

              4.21.  NAMES. The names, and the variations thereof,  set forth on
SCHEDULE 4.21 are all the names used by the Sellers in the Operations.

              4.22. SOFTWARE. The software set forth on SCHEDULE 4.22 is all the material software used by the Sellers and which is necessary to the Operations.

              4.23. SUBSIDIARIES. The Subsidiaries, A-Block Company, Inc., an Arizona corporation, Mohave Concrete and Materials, Inc. NV, a Nevada corporation and Grove Materials, Corp., a Georgia corporation do not hold or own any Assets and are not parties to any Assumed Agreement.

       5. REPRESENTATIONS AND WARRANTIES OF THE BUYERS. The Buyers represent and warrant to the Sellers, as of the date hereof and as of the Closing Date, as follows:

              5.1. ORGANIZATION AND QUALIFICATION. The Buyers are duly formed and validly existing as a corporation in good standing under the laws of the State of Delaware.

              5.2. AUTHORITY. The Buyers have full power and authority to enter into this Agreement and to consummate the Transactions. This Agreement and all other agreements to be executed in connection herewith by the Buyers have been duly executed and delivered by the Buyers, have been duly authorized by all necessary corporate action by the Buyers (including, without limitation, any required authorization by the board of directors and shareholders of the Buyers) and constitute legal, valid and binding obligations of the Buyers enforceable in accordance with their respective terms.

              5.3. BROKERAGE. None of the Buyers, nor any of their employees or agents, has dealt with any finder or broker in connection with any of the Transactions contemplated by this Agreement or the negotiations looking toward the consummation of such Transactions who may be entitled to a fee in connection therewith. Any fees payable to any finder or broker engaged by the Buyers or with whom the Buyers have dealt, shall be the sole responsibility of the Buyers and in no circumstance shall the Sellers have any liability therefor.

              5.4. FINANCING. The Buyers have the financial capacity to consummate the Transactions and purchase the Acquired Assets on the terms specified in the Agreement.

       6.     EMPLOYEES.

              6.1. OBLIGATION TO EMPLOY. Nothing in this Agreement shall be construed as an obligation or commitment of the Buyers to hire, or offer to hire, any employee, officer, former employee or director of any of the Sellers or otherwise assume any liability relating in any way to the employees, former employees, officers or directors of any of the Sellers including but not limited to liabilities for salary payments or Employee Benefit Plans or arising under the Worker Adjustment Retraining and Notification Act ("WARN Act"), the Consolidated Omnibus Budget Reconciliation Act ("COBRA") or any collective bargaining agreement. The Sellers, however, do not assume any liability relating in any way to the Sellers' employees, former employees, officers or directors hired after the Closing, including liability under any employee benefit plans sponsored by the Buyers or arising under the WARN Act, COBRA or any collective bargaining agreement to which the Buyers is a party to the extent any such liability arises from the Buyers' acts or omissions after the Closing Date. The Sellers shall indemnify the Buyers with respect to WARN Act liabilities arising as a result of the Transactions as provided in SECTION 12. The Sellers shall provide, within ten (10) business days after the Filing Date, appropriate WARN Act notices (the "WARN Act Notices") describing the Transactions to all employees, appropriate union representatives and appropriate governmental officials with respect to the Sellers' facilities subject to the WARN Act.

              6.2. OFFERS TO EMPLOY. The Buyers shall make any former employees of the Sellers that it hires immediately eligible for benefit plans comparable to plans that it makes available to other employees and shall provide COBRA benefits if such employees are later terminated by the Buyers. With respect to such former employees of the Sellers hired by the Buyers after the Closing Date, the Buyers shall recognize such employee's employment service with the Sellers solely for participation, vesting and benefit eligibility purposes (but not pension benefit accrual purposes) under any employee benefit plans it may provide to such employee. Upon the Buyers' request and the written consent of the applicable employees and former employees of the Sellers, the Sellers shall, to the extent permitted by applicable law, reasonably provide to the Buyers information from the employment records of employees and former employees of the Sellers to assist the Buyers in deciding whether to hire any such individuals.

       7.     COVENANTS AND AGREEMENTS OF THE PARTIES.

              7.1. FILING OF BANKRUPTCY CASES, SALE MOTION, APA APPROVAL MOTION AND RELEASE; ENTRY OF BUYER PROTECTION AND BIDDING PROCEDURES ORDER; ADDITIONAL SELLERS.

                     7.1.1. Promptly following, but no later than three (3) business days after the date hereof (the "Filing Date"):

                            (a) each of the Sellers shall file with the Bankruptcy Court voluntary bankruptcy cases under chapter 11 of the Bankruptcy Code (the "Bankruptcy Cases") in the District of Nevada, Reno Division (the "Bankruptcy Court") and file the appropriate pleadings requesting that the Bankruptcy Court set hearings on the motions seeking the Buyer Protection and Bid Procedures Order and the order approving the Retention Plan on shortened and limited notice and shall also file the appropriate pleadings requesting that the Bankruptcy Court set hearings on the motions seeking the Release Order on normal notice;

                            (b) the Sellers shall file with the Bankruptcy Court a motion or motions, in form and substance satisfactory to the Buyers, requesting an order, substantially in the form attached as EXHIBIT B hereto, approving the Buyer Protections and Bid Procedures described in SECTION 7.10 (the "Buyer Protections and Bid Procedures Order");

                            (c) the Sellers shall file with the Bankruptcy Court a motion or motions, in form and substance satisfactory to the Buyers, seeking approval of a retention plan that is satisfactory to the Buyers, Sellers and the Pre-Petition Secured Lenders (the "Retention Plan"); and

                            (d) the Sellers shall file a motion or motions, in form and substance satisfactory to the Buyers, requesting that the Bankruptcy Court enter an order, substantially in the form attached as EXHIBIT C hereto (the "Release Order") authorizing and approving the release of the Buyers or any of their subsidiaries or Affiliates from any and all avoidance actions that the Sellers, the Sellers' estate, the creditors' committee, any trustee appointed in the Bankruptcy Cases or other successor to the Sellers may have against the Buyers, the Buyers' subsidiaries or Affiliates or their representatives and assigns (the "Release") Notwithstanding the foregoing, the Release shall not affect Sellers' right to enforce this Agreement.

                     7.1.2. As promptly as practicable after the Filing Date, the Sellers shall file such other motions as are necessary to implement the Transactions, which are not otherwise set forth in SECTIONS 7.1.1 AND 7.1.3.

                     7.1.3 Within one (1) business day after entry of the Buyer Protection and Bid Procedure Order, each of the Sellers shall file with the Bankruptcy Court:

                            (a) a motion or motions, in form and substance satisfactory to the Buyers (the "Sale Motion"), pursuant to the provisions of sections 363 and 365 of the Bankruptcy Code, in the Bankruptcy Cases, among other things, to obtain an order of the Bankruptcy Court, substantially in the form attached as EXHIBIT D hereto, that approves the Transactions and authorizes the assumption and assignment of the Assumed Agreements and the sale of the Acquired Assets, free and clear of liens and Encumbrances (other than the Bankruptcy Permitted Encumbrances), to the Buyers, (the "Sale Order");

                            (b) the appropriate pleadings requesting that the Bankruptcy Court set a hearings on the Sale Motion on normal notice on or promptly after the date scheduled for the Auction;

                     7.1.4. Sellers shall request a hearing relative to, and shall use their respective best efforts to obtain entry of the Buyer Protection and Bidding Procedures Order, an order approving the Retention Plan, the Sale Order and Release Order so as to permit the Closing to occur no later than ninety (90) days after the Filing Date.

                     7.1.5. From and after the date hereof, to the extent that any Subsidiary acquires, owns or holds any portion of the Assets, conducts any portion of the Operations or is a party to a Contract that the Buyer wants to include as an Assumed Agreement pursuant to SECTION 1.5 hereto but initially is not a party hereto, Sellers shall cause each such Subsidiary to become a party to this Agreement as an additional Seller. In addition, Sellers shall, and shall cause each such subsidiary to, execute and deliver such further documents and instruments and take such further actions as may be necessary to file a bankruptcy case in the Bankruptcy Court for each such Subsidiary as, in the reasonable judgment of the Buyers after consultation with the Sellers, are necessary to consummate the Transactions. Sellers shall not transfer any Asset to the Stockholder's majority stockholder or any of its affiliates or subsidiaries.

                     7.1.6. Sellers shall promptly make any filings, take all actions, and use their respective best efforts to obtain any and all other approvals and orders necessary or appropriate for consummation of the Transactions, subject to their obligations to comply with any order of the Bankruptcy Court.

                     7.1.7. In the event an appeal is taken, or a stay pending appeal is requested, from the Buyer Protection and Bidding Procedures Order, the Sale Order, the Release Order, or the order approving the Retention Plan, Sellers shall immediately notify Buyers of such appeal or stay request and shall provide to the Buyers within one (1) business day a copy of the related notice of appeal or order of stay. Sellers shall also provide Buyers with written notice of any motion or application filed in connection with any appeal from any of such orders and copies of all pleadings filed in connection with any such appeals.

                     7.1.8. The Sellers shall take all steps necessary under the Bankruptcy Code to assume and assign all the Assumed Agreements to the Buyers and the Designated Assumed Agreements to Buyers' designees, subject to SECTION 1.5, and to obtain the Sale Order, the Buyer Protection and Bidding Procedures Order, and the Release Order.

                     7.1.9. Buyers shall cooperate in providing such information and evidence as is necessary to obtain the orders described in this SECTION 7.1.

              7.2.   GOVERNMENTAL AUTHORITY APPROVALS: CONSENTS TO ASSIGNMENT.

                     (a) From the date hereof until the Closing Date, each Seller and each Buyer shall (i) promptly apply for and use their respective commercially reasonable efforts to obtain prior to Closing all consents, approvals, authorizations and clearances of governmental authorities, including the Bankruptcy Court, required of it to consummate the Transactions, (ii) provide such information and communications to governmental authorities as the other party or such persons or entities may reasonably request, and (iii) assist and cooperate with other parties to obtain all Permits and clearances of governmental authorities that the other parties reasonably deem necessary or appropriate, and to prepare any document or other information reasonably required of it by any such persons or entities to consummate the Transactions.

                     (b)    Within ten (10) calendar  days  following the Filing
       Date, each of the parties, if and to the extent required by law, all reports or other documents required or requested by governmental authorities under the Hart-Scott-Rodino Act, as amended ("HSR") concerning the purchase and sale of the Acquired Assets and comply promptly with any requests by the governmental authorities for additional information concerning the purchase and sale of the Acquired Assets, so that the waiting period specified in HSR with respect to those Assets will expire as soon as reasonably possible after the date hereof. Each of the parties shall furnish to the other parties such information as the other parties reasonably require to perform their obligations under HSR and shall exchange drafts of the relevant portions of each other's report forms prior to filing.

       7.3 BANKRUPTCY FILINGS. From and after the date hereof until the Closing Date, Sellers shall deliver to Buyers promptly (a) copies of all pleadings, motions, notices, statements, schedules, applications, reports and other papers that Sellers file in the Bankruptcy Cases, but with respect to any such papers that relate, in whole or in part, to this Agreement, the Transactions, or the Buyers, their constituent members or their agents or representatives, Sellers shall use all their respective reasonable efforts to provide such prior notice as may be reasonable under the circumstances before the filing of such papers and (b) copies of all pleadings, motions, notices, statements, schedules, applications, reports and other papers filed in the Bankruptcy Cases.

       7.4. OPERATIONS. Until the Closing Date, except as otherwise expressly provided in this Agreement and subject to the obligations of Sellers to commence the Bankruptcy Cases and comply with any applicable order of the Bankruptcy Court and the provisions of the Bankruptcy Code and taking into account Sellers' current financial condition and the Bankruptcy Cases, once commenced, Sellers will:

                     (a)    perform when due all  obligations  under the Assumed
       Agreements   relating  to  or  affecting  the  Acquired   Assets  or  the
       Operations;

                     (b) carry on the Operations in the ordinary course of business and in substantially the same manner as they have heretofore;

                     (c) maintain the Acquired Assets in good working order and condition, ordinary wear and tear excepted;

                     (d) take all actions necessary and appropriate to deliver to the Buyers title to the Acquired Assets free and clear of all Encumbrances (except for the Bankruptcy Permitted Encumbrances) and to obtain appropriate releases, consents, estoppels, certificates, opinions and other instruments as the Buyers may reasonably request;

                     (e) keep in full force and effect present insurance policies or other comparable insurance benefiting the Assets and the conduct of the Operations;

                     (f) maintain and preserve their business organizations and operations substantially intact; use their respective commercially reasonable efforts to retain the present employees for the conduct of Operations (subject to the right of Sellers, after consultation with the Buyers, to discharge any employee, whose total compensation exceeds $50,000, in the ordinary course of the Sellers' business); maintain their relationships with contractors, subcontractors, suppliers, customers and other persons or entities doing business with Sellers; and take such actions as are reasonably necessary and achievable to cause the smooth, efficient and successful transition to the Buyers of the Operations at Closing; and

                     (g) permit and allow reasonable access by Buyers to discuss and make offers of post-Closing employment with any of Sellers' personnel, to advertise for post-Closing employment, and to establish relationships with contractors, subcontractors, suppliers and other persons or entities or entities having business relations with Sellers.

              7.5. CERTAIN ACTIONS. Until the Closing Date, except as otherwise expressly provided in this Agreement or as set forth on SCHEDULE 7.5, Sellers shall not take any of the following actions without first obtaining the consent of the Buyers:

                     (a)    amend or terminate any Assumed Agreement;

                     (b) enter into or assume any Contract not in the ordinary course of business and consistent with past practice; PROVIDED that the Sellers have provided a copy of such Contract to the Buyers prior to the Sale Hearing;

                     (c) make offers to any employee for employment with any person or entity or make any material change in personnel, operations, finances, accounting policies, or real or personal property not in the ordinary course of business and consistent with past practice;

                     (d) increase compensation payable or become payable to, make a bonus or severance payment to, or otherwise enter into one or more bonus or severance agreements with, any Employee or agent of any Seller except in the ordinary course of business and consistent with past practice or pursuant to the Retention Plan;

                     (e)    create,   assume   or   permit   to  exist  any  new
       Encumbrance upon any of the Acquired Assets;

                     (f) sell, assign, distribute or otherwise transfer or dispose of any property, plant or equipment of any Seller having an original cost in excess of $50,000, individually or in the aggregate;

                     (g) take any action (other than those required under SECTION 7.1 hereof and such other actions required to be performed by the Bankruptcy Code, the rules promulgated thereunder or the Bankruptcy Court) outside the ordinary course of the Sellers' business;

                     (h) amend or agree to amend the articles or certificate of incorporation or other organizational documents or the bylaws or other governing documents of any Seller or otherwise take any action relating to any liquidation or dissolution of any Seller;

                     (i) create, incur, assume, guarantee or otherwise become liable for any liability, or agree to do any of the foregoing except that the Sellers may create, incur, assume, guarantee or otherwise become liable for obligations in their ordinary course of business solely with respect to ordinary course accounts payable or with respect to administrative expenses incurred in the Bankruptcy Cases;

                     (j) cancel, forgive, release, discharge or waive any receivable or any similar Asset or right with respect to the Operations, or agree to do any of the foregoing except in the ordinary course of business and consistent with past practices;

                     (k) change any accounting method, policy or practice in the Financial Statements; or

                     (l) terminate, amend or otherwise modify any Employee Benefit Plan.

              7.6.   ACCESS TO AND PROVISION OF ADDITIONAL INFORMATION.

                     (a) From the date hereof until the Closing Date, to the extent permitted by law, the Sellers shall cause their respective officers and employees to confer on a regular and frequent basis with one or more representatives of the Buyers, as requested by the Buyers, and to answer Buyers' questions regarding matters relating to the conduct of the Operations and the status of the Transactions. Sellers shall notify the Buyers in writing of any material changes in the operations, or financial condition of the Operations and of any complaints, investigations, hearings or adjudicatory proceedings (or communications indicating that the same may be contemplated) of any person or entity and shall keep the Buyers reasonably informed of such matters.

                     (b)    The  exercise  by the  Buyers of any right of access
       granted  herein  shall  not   materially   interfere  with  the  business
       operations of Sellers.

              7.7.   TAX MATTERS.

                     (a) COOPERATION ON TAX MATTERS. The Buyers and the Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Acquired Assets (including, without limitation, access to books and records) as is reasonably necessary for the preparation and filing of all tax returns in connection with matters relating to or affected by the operations of the Sellers prior to the Closing, including the making of any election relating to taxes, the preparation for any audit by any taxing authority, the making of any voluntary disclosures, and the prosecution or defense of any claim, suit or proceeding relating to any tax. Notwithstanding anything to the contrary herein, the Buyers and the Sellers shall retain all books and records with respect to taxes pertaining to the Acquired Assets for a period of at least six (6) years following the Closing Date. At the end of such period, each party shall provide the other with at least thirty
       (30) days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. The Sellers and the Buyers shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Acquired Assets or the Business.

                     (b) TRANSFER TAXES. All excise, sales, use, transfer, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar taxes, levies, charges and recording, filing and other fees (collectively, "Transfer Taxes") incurred in connection with the Transactions contemplated by this Agreement shall be paid by the Buyers. The Buyers shall, at their own expense, file all necessary tax returns and other documentation with respect to all such Transfer Taxes and, if required by applicable law, the Sellers will join in the execution of any tax returns and other documentation at the Buyers' request. Notwithstanding the foregoing, the Sellers shall seek in the Sale Order a decretal paragraph which provides that, in accordance with section 1146(c) of the Bankruptcy Code, the Transactions are steps in the formulation or anticipation of the formulation of a Chapter 11 plan for the Sellers and, as such, the making or delivery of any instrument of transfer to effectuate the Transactions shall not be taxed under any law imposing a stamp tax or similar tax.

              7.8. NOTIFICATION. The Sellers shall notify the Buyers and keep them advised of (a) the occurrence, of (i) any litigation or administrative proceeding pending or, to the knowledge of any of the Sellers, threatened against any of the Sellers; (ii) any material damage or destruction of any of the Acquired Assets; or (iii) any material adverse change in the financial condition of the Operations or the Acquired Assets, either individually or in the aggregate; or (b) any matter hereafter arising or any information obtained after the date hereof of which, if existing, occurring or known at or prior to the date hereof, would have been required to be set forth or described in a disclosure schedule or which is necessary to complete or correct any information in such schedule or in any representation or warranty of the Seller which has been rendered inaccurate thereby.

              7.9. NOTIFICATION TO CREDITORS. The Sellers shall notify, as required by the Bankruptcy Code and all rules promulgated thereunder, all parties entitled to notice, including, but not limited to, all holders of Encumbrances whose Encumbrances can be relieved by the Sale Order, of all motions, notices and orders referenced in this Agreement, as modified by any orders issued by the Bankruptcy Court as well as all counterparties to the Assumed Agreements and Excluded Agreements. The Sellers shall timely notify all parties to the Assumed Agreements of the cure amounts for each such agreement, so as to enable any such party to object to the proposed cure amounts and to permit the Bankruptcy Court to decide any such objections prior to the Closing. Furthermore, the Sellers shall give notice to any other person or entity upon request of the Buyers within a reasonable time from such request.

              7.10.  SUBMISSION FOR BANKRUPTCY COURT APPROVAL.

                     (a) The "Buyer Protections" that shall be included in the Buyer Protection and Bid Procedures Order are as follows:

                            (i) without duplication, if (A) the Buyers have not materially breached any of the provisions of this Agreement,
              (B) either party  terminates  this  Agreement in  accordance  with
              ARTICLE 8 excluding SECTIONS 8.1(A), (D), (E) and (G) and (C) any of the following occurs (I) the Sellers accept a Competing Proposal,

              (II) an order is entered by the Bankruptcy Court approving the sale of the Acquired Assets to a party other than the Buyers pursuant to section 363 of the Bankruptcy Code (a "Section 363 Sale") after the date of such termination and such Section 363 Sale is later consummated or (III) a plan of reorganization involving the sale, exchange or distribution of all or substantially all of the Acquired Assets or a sale of all or substantially all of the capital stock of the Sellers to a party other than the Buyers is confirmed by the Bankruptcy Court (a "Plan") after the date of such termination and, in each such instance, is later substantially consummated, then the Buyers shall be entitled to up to a maximum of $1,500,000 for the Buyers' actually incurred reasonable out-of-pocket, reasonably documented expenses in connection with the Transactions, including the HSR filing and similar fees, in the aggregate (the "Expense Reimbursement") which shall include the Partial Expense Reimbursement paid to the Buyers on the Execution Date and an additional $750,000, to the extent such expenses exceed the Partial Expense Reimbursement (the "Additional Expense Reimbursement") in addition to a break-up fee in the amount of $4,500,000 (the "Break-Up Fee");

                            (ii) without duplication, if (A) the Buyers have not materially breached any of the provisions of this Agreement and (B) either party terminates this Agreement in accordance with
              ARTICLE 8 hereof but none of the conditions in SECTION 7.10(A)(I) above has occurred, then the Buyers shall be entitled to the Expense Reimbursement;

                            (iii) the Break-Up Fee or the Additional Expense Reimbursement payable to the Buyers under this Section shall be paid by the Sellers to the Buyers within two (2) business days after the last event which shall have caused the Break-Up Fee or the Expense Reimbursement to become payable;

                            (iv) the Break-Up Fee and the Additional Expense Reimbursement payable to the Buyers shall be entitled to
              super-priority   allowed   administrative  claim  treatment  under
              section 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code, senior to all other super-priority claims in the Bankruptcy Cases; and

                            (v) to the extent that the Buyers are entitled to the Expense Reimbursement but the Buyers' actually incurred reasonable out-of-pocket, reasonably documented expenses in connection with the Transactions in the aggregate are less than $750,000, then the Buyers shall return to the Sellers the difference between $750,000 and the Buyers' aggregate actually incurred reasonable out-of-pocket, reasonably documented expenses in connection with the Transactions within forty-five (45) calendar days of the date on which the Agreement's termination pursuant to ARTICLE 8.

                     (b) The "Bid Procedures" that shall be included in the Buyer Protection and Bid Procedures Order are as follows:

                            (i) The Sellers shall promptly notify the Buyers of any expression of interest or bids (each a "Competing Proposal") received by the Sellers from any person or entity relating to any bids or offers (a) for the purchase or acquisition of all or substantially all of the assets of the Sellers or the Acquired Assets, all or substantially all of the capital stock of the Sellers, all or substantially all the Sellers' assets located in the Western United States as described on SCHEDULE 7.10(B)(I)(X) (the "Western Assets"), or all or substantially all the Seller's assets located in the Southeastern United States as described on SCHEDULE 7.10(B)(I)(Y) (the "Southeastern Assets"), in each case, whether in a separate transactions or as part of a Plan of the Sellers or any of them, (b) for any merger, consolidation, liquidation, dissolution, or similar transactions involving the Sellers or any of them, or (c) to provide debt or equity financing to the Sellers or any of them. The Sellers shall, within two (2) business days after receipt of any such written Competing Proposal provide a copy to the Buyers.

                            (ii) The Sellers shall establish and seek court approval of a date by which competing bidders (the "Auction") must submit in writing Competing Proposals to purchase either (a) substantially all the assets of the Sellers, (b) the Western Assets, or (c) the Southeastern Assets, but in no event shall the Auction be after May 15, 2002.

                            (iii) An initial qualified bid must contain the following to be considered a "Qualified Bid":

                                   (1) with respect to any Competing Proposal for substantially all the Assets of the Sellers, such Competing Proposal (a) must provide for consideration for value that is greater than the sum of (i) the Purchase Price, (ii) the amount of the Break-Up Fee and the maximum Additional Expense Reimbursement and (iii) the Initial Minimum Incremental Bid Amount (as defined below), (b) have substantially the same terms and conditions as the agreement between the Buyers and the Sellers, and (c) be accompanied by satisfactory evidence of committed financing or other ability to perform. For avoidance of doubt, this Agreement shall be deemed to be a Qualified Bid for substantially all of Sellers' assets;

                                   (2) with respect to any Competing Proposal for only the Western Assets, such Competing Proposal (a) must provide for consideration for value that is greater than the sum of (i) the Purchase Price MINUS the value of the highest initial Qualified Bid for the Southeastern Assets without regard to the Break-Up Fee or the maximum Additional Expense Reimbursement, (ii) the amount of the Break-Up Fee and the maximum Additional Expense Reimbursement and (iii) the Initial Minimum Incremental Bid Amount (as defined below), (b) has substantially the same terms and conditions as the agreement between the Buyers and the Sellers, and
                     (c) be accompanied by satisfactory evidence of committed financing or other ability to perform. Notwithstanding the foregoing, in order for any Competing Proposal for the Western Assets to be considered a Qualified Bid, at least one Qualified Bid for the Southeastern Assets must have been submitted which together with such Competing Proposal for the Western Assets meets the Qualified Bid requirements required in (1) above; or

                                   (3)    with respect to any Competing Proposal
                     for only the Southeastern  Assets,  such Competing Proposal
                     (a) must provide for consideration for value that is greater than the sum of (i) the Purchase Price MINUS the value of the highest initial Qualified Bid for the Western Assets without regard to the Break-Up Fee or the maximum Additional Expense Reimbursement, (ii) the amount of the Break-Up Fee and the maximum Additional Expense Reimbursement and (iii) the Initial Minimum Incremental Bid Amount (as defined below), (b) have substantially the same terms and conditions as the agreement between the Buyers and the Sellers, and (c) be accompanied by satisfactory evidence of committed financing or other ability to perform. Notwithstanding the foregoing, in order for any Competing Proposal for the Southeastern Assets to be considered a Qualified Bid, at least one Qualified Bid for the Western Assets must have been submitted which together with such Competing Proposal for the Southeastern Assets meets the Qualified Bid requirements required in (1) above.

                            (iv)   Any entity  intending  to submit a  competing
              bid may qualify as a Qualified Bidder only if (a) the competing bidder delivers to the Sellers an executed confidentiality agreement in form and substance substantially the same as any confidentiality agreement by and between the Buyers and the Sellers (except that, prior to submission of a Qualified Bid, disclosure of the Qualified Bidder's interest and proposal but not identity shall be permitted), (b) the competing bidder delivers to the Sellers a bid that in good faith and upon the advice of their independent financial advisors, the Sellers, in consultation with the creditors' committee (if any is functioning, willing and available to consult on a timely basis), believe is reasonably likely to lead to a higher and better offer for the subject assets, (c) the competing bidder is one whom the Sellers, in consultation with the creditors' committee (if any is functioning, willing and available to consult on a timely basis), in good faith determine is reasonably likely (based on the availability of financing and proof of financial wherewithal, experience and other relevant considerations) to be able to consummate a transaction based on the competing bid, if selected as the successful bidder for the subject assets and (d) the competing bidder may not seek to use a credit bid under section 363(k) of the Bankruptcy Code (a "Qualified Bidder"). For avoidance of doubt, the Buyers shall be deemed to be a Qualified Bidder.

                            (v) The Sellers shall establish procedures for an auction at which only Qualified Bidders who have previously submitted a Qualified Bid may bid, that, among other things, set the minimum incremental bid amount at $100,000 for the initial incremental bid for all or any portion of the Assets (the "Initial Minimum Incremental Bid Amount").

              7.11 PARTIAL EXPENSE REIMBURSEMENT. On the date hereof as partial consideration for the Buyers' entry in this Agreement, the Sellers shall pay to the Buyers $750,000 (the "Partial Expense Reimbursement") which may be retained by the Buyers except as set forth in SECTION 7.10(A).

              7.12. TERMINATION OF EMPLOYMENT. Effective on the Closing Date, the Sellers shall terminate the employment and the employment agreements, if any, of all employees that the Buyers have informed Seller, at least ten (10) calendar days prior to the Closing, that the Buyers will offer to employ immediately following the Closing.

              7.13. PUBLICITY. None of the parties shall issue an initial press release, with respect to the execution of this Agreement and the Transactions contemplated hereby, without the prior approval of the other party. In no event shall such initial press release be issued before the Sellers file the Bankruptcy Cases. Other than such initial press release, so long as this Agreement is in effect, neither the Sellers, Buyers nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the Transactions contemplated hereby without the prior approval of the other party except as may be required in the Bid Procedures and Buyer Protection Order or unless required by law upon prior consultation with the other party.

              7.14. DEKALB STONE, INC. Within twenty (20) calendar days from the Execution Date, the board of directors of DeKalb Stone, Inc. shall have authorized the execution and delivery of this Agreement and each agreement to be executed in connection herewith as well as the consummation of the Transactions.

       8.     TERMINATION AND ABANDONMENT.

              8.1. TERMINATION. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing:

                     (a) by mutual written consent of the Sellers and the Buyers;

                     (b) by the Buyers, if the Sellers have not filed the Bankruptcy Cases within three (3) business days after the date hereof.

                     (c) by the Buyers, if the Closing shall not have occurred on or before the date ninety (90) calendar days after the Filing Date (the "Outside Date"); PROVIDED that the Buyers shall not have the right to terminate this Agreement pursuant to this SECTION 8.1(C) if the failure to close within such time period results primarily from the Buyers' breach of any representation, warranty or covenant contained in this Agreement;

                     (d) by the Buyers or the Sellers, if the applicable waiting period under HSR has not expired prior to the Outside Date;

                     (e)    by the Buyers,  if the Federal  Trade  Commission or
       the United  States  Department  of Justice  conditions  HSR  approval  on divestitures that the Buyers, in their discretion, believe are unacceptable;

                     (f) by the Buyers, if there has been a material violation or breach by the Sellers of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Buyers to effect the Closing and such violation or breach has not been cured by the Sellers within five (5) business days of receipt of written notice thereof, or waived by the Buyers;

                     (g) by the Sellers, if there has been a material violation or breach by the Buyers of any covenant, representation or warranty made by them contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Sellers to effect the Closing and such violation or breach has not been cured by the Buyers within five (5) business days of receipt of written notice thereof, or waived by the Sellers;

                     (h) by the Buyers, if the Buyer Protections and Bid Procedures Order is not approved by the Bankruptcy Court on or prior to twenty-five (25) calendar days following the Filing Date (i) PROVIDED that the Buyers shall not be entitled to terminate this Agreement pursuant to this SECTION 8.1(H) if the failure to obtain such approval within such time period results primarily from the Buyers' breach of any representation, warranty or covenant contained in this Agreement;

                     (i) by the Buyers, if, prior to or upon the approval of the Buyer Protections and Bid Procedures Order by the Bankruptcy Court, the Buyers have not received written consent or consent on the record at the hearing on the Bid Procedures from Bank of America, as agent for the prepetition lenders under the Third Amended and Restated Credit Facility, dated June 5, 1988, and any amendments, modifications and replacements thereto and Bank of America, as agent for any post-petition lending (collectively, the "DIP Loan") pursuant to section 364 of the Bankruptcy Code (collectively, the "Pre-Petition Secured Lenders") to a carve-out from their liens and their administrative claims for the Break-Up Fee and the Additional Expense Reimbursement which may be due to the Buyers under this Agreement;

                     (j) by the Buyers, if the Sale Order has not been entered by the Bankruptcy Court on or prior to the Outside Date; PROVIDED that the Buyers shall not be entitled to terminate this Agreement pursuant to this SECTION 8.1(J) if the failure to obtain such approval within such time period results primarily from the Buyers' breach of any representation, warranty or covenant contained in this Agreement;

                     (k) by the Buyers, if the Auction has not occurred on or prior to May 15, 2002;

                     (l) by the Buyers, if the Seller accepts a Competing Proposal; and

                     (m) by the Buyers, if any lender under the DIP Loan exercises any of its remedies after an event of default thereunder; PROVIDED, HOWEVER that if the only remedy exercised was the charging of a default rate of interest such an exercise of remedies would not entitle the Buyers to terminate.

              8.2. PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the Transactions by either or both of the parties pursuant to SECTION 8.1 (other than a termination pursuant to SECTION 8.1(A)), written notice thereof, in accordance with SECTION 13.2, shall forthwith be given by the terminating party to the other party and this Agreement shall terminate and the Transactions shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                     (a) said termination shall be the sole remedy of the parties hereto with respect to breaches of any covenant, representation or warranty contained in this Agreement and none of the parties hereto nor any of their respective trustees, directors, officers or Affiliates, as the case may be, shall have any liability or further obligation to the other party or any of their respective trustees, directors, officers or Affiliates, as the case may be, pursuant to this Agreement, except in each case as stated in this SECTION 8.2 and in SECTION 7.10 and ARTICLE 12 and upon a willful breach by a party in which case the non-breaching party shall have all rights and remedies existing at law or in equity; and

                     (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other person, entity or agency to which they were made.

              8.3. EXPENSE REIMBURSEMENT REPAYMENT. If the Sellers have the right to terminate this Agreement pursuant to SECTION 8.1(G) and they exercise such right, the Buyers shall pay $750,000 to the Sellers within two (2) business days after such termination.

       9. THE BUYERS' CLOSING CONDITIONS. The obligations of the Buyers hereunder shall be subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived, in whole or in part, by the Buyers):

              9.1.   CLOSING DOCUMENTS. The Sellers shall deliver to the Buyers:

                     (a) A duly executed assignment and assumption agreement substantially in the form attached hereto as EXHIBIT E (the "Contract Assignment")
       providing for the transfer to the Buyers of all of the Sellers' right, title and interest in and to and obligations under the Assumed Agreements, excluding the Property Leases.

                     (b) A duly executed assignment and assumption agreement substantially in the form attached hereto as EXHIBIT F (the "Lease Assignment") providing for the transfer to the Buyers of all of the Sellers' right, title and interest in and to and obligations under the Property Leases.

                     (c) A duly executed bill of sale substantially in the form attached hereto as EXHIBIT G (the "Bill of Sale") covering the Personal Property included in the Acquired Assets.

                     (d) Duly executed special warranty deeds, in a form reasonably acceptable to counsel for the Buyers, providing for the transfer to the Buyers of all of the Sellers' right, title and interest in and to the Owned Property included in the Acquired Assets, together with such other usual and customary real property transfer documents as the Buyers may request with respect to the transfer of such property.

                     (e) A duly executed assignment of title with respect to each motor vehicle transferred to the Buyers hereunder.

                     (f)    A   copy   of  the   Certificate   or   Article   of
       Incorporation or other organizational document of each of the Sellers, certified by the state of organization of such Seller.

                     (g) A certificate, dated as of the day prior to the Closing Date, as to the good standing of each of the Sellers and payment of all applicable state taxes thereby, certified by the state of organization of such Seller and each other state in which the Sellers are qualified as a foreign corporation or entity.

                     (h)    The   originals,   or   copies   certified   to  the
       satisfaction of the Buyers, of all Property Leases and Title Documents with respect to the Real Property.

                     (i) Duly executed originals of all consents, waivers, approvals and authorizations required by law, statute, rule, regulation, contract or agreement to be obtained by any of the Sellers in connection with the consummation of the Transactions, including those consents referenced being required in SCHEDULES 4.5.3(A), (B), (C), (D) and 4.6.1.5.

                     (j) A copy of the resolutions of the board of directors of each of the Sellers authorizing the execution and delivery of this Agreement and the performance of the Transactions, certified by the secretary of each.

                     (k) A certificate as to the incumbency and signature of the officers of each of the Sellers executed by an officer or director of each Seller and by the secretary of each Seller.

                     (l)    Evidence,   satisfactory  to  the  Buyers,   of  the
       transfer to the Buyers of all Permits, other than those Permits referenced as being non-transferable in SCHEDULE 4.5.3(D).

                     (m) A certificate of non-foreign status satisfying the requirements of Treas. Reg. ss. 1.1445-2(b)(2) duly executed by the Sellers.

                     (n) A legal opinion covering such customary matters as the Buyers shall reasonably request.

                     (o)    A duly executed Escrow Agreement.

                     (p)    Audited Financial Statements, if any.

                     (q) All other documents required to be produced by the Sellers under this Agreement.

              9.2.   PERMITS,   APPROVALS  AND   AUTHORIZATIONS.   Any  and  all
consents, waivers, permits and approvals from any governmental or regulatory body, and of any corporation or other person or entity required in connection with the execution, delivery or performance of this Agreement or necessary for the Buyers to conduct the Operations or to use the Acquired Assets in the manner in which they were conducted by the Sellers prior to the Closing Date shall have been duly obtained and shall be in full force and effect on the Closing Date. The applicable waiting period under HSR shall have expired.

              9.3. ASSUMED AGREEMENTS ASSIGNMENT. The Bankruptcy Court has authorized and approved the assumption and assignment of all the Assumed Agreements to the Buyers.

              9.4. NO CHALLENGE OR VIOLATION OF ORDERS. No investigation, action, suit or proceeding by any governmental or regulatory commission, agency or authority, and no action, suit or proceeding by any other person, firm, corporation or entity, shall be pending on the Closing Date which challenges this Agreement or the closing of the Transactions, or which claims damages in a material amount as a result of the Transactions. No preliminary or permanent injunction or other order by any court or governmental or regulatory authority, and no statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, that declares this Agreement invalid in any respect or prevents the consummation of the Transactions, shall be in effect. The Buyers hereby waive this SECTION 9.4 solely for an appeal of the Sale Order.

              9.5. EVIDENCE OF TITLE. The Buyers shall have received a 1970 ALTA Extended Coverage Form Policy of Title Insurance for all of the Owned Property and the Leased Property other than as set forth in SCHEDULE 9.5 (together with all endorsements and affirmative coverages required by the Buyers and which are available in the applicable jurisdiction) issued by one or more title insurance companies selected by the Buyers. The cost of such title policies shall be borne solely by the Buyers.

              9.6.   ORDERS.

                     (a) The Bankruptcy Court shall have entered the Sale Order, which Sale Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect, and all conditions contemplated by the Sale Order to consummate the Transactions shall have been satisfied.

                     (b) The Release Order shall be a Final Order. "Final Order" shall mean an order of the Bankruptcy Court, the operation or effect of which has not been stayed, and which is not subject to any pending appeal, request for leave to appeal, request for reconsideration or petition for certiorari and as to which the time for any such appeal, request for leave to appeal, request for reconsideration or petition for certiorari has expired.

              9.7. REPRESENTATIONS AND WARRANTIES AND COVENANTS. Each Seller shall have performed and complied with each of the covenants contained in this Agreement which is required to be performed and complied with by each Seller on or prior to the Closing Date, and each of the representations and warranties of each Seller which is set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of a particular date in which case it must be true and correct as of such date) as though made at and as of the Closing Date. Notwithstanding the foregoing, the condition in this SECTION 9.7 shall not be satisfied if the inaccuracies, in the aggregate, in the Seller's representations and warranties, ignoring for purposes of this condition any reference to materiality or similar qualifications, have resulted or could reasonably be expected to result in a material adverse effect on the business, Operations, results of operations or condition of the Acquired Assets taken as a whole.

              9.8. FORCE MAJEURE. The following shall not have occurred prior to the Closing Date: (i) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market for a period of five (5) days, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks by a domestic governmental entity for a period of five (5) days, (iii) any mandatory limitation by a domestic governmental entity that materially and adversely effects the extension of credit by banks or other financial institutions, (iv) a commencement of a war or armed hostilities or other national or international calamity, including terrorist attacks, directly or indirectly involving the United States, or (v) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof; PROVIDED, however, that in the instances of (iv) and (v), such event has resulted in, or could reasonably be expected to result in, a material adverse effect on the business, Operations, results of operations or condition of the Acquired Assets taken as a whole.

              9.9. WARN ACT NOTICES. No less than sixty (60) days shall have passed from the date the Sellers send the WARN Act Notices pursuant to SECTION 6.1.

              9.10. MINERAL AND WATER RIGHTS. All Owned Water Rights and all mineral rights set forth on SCHEDULE 4.6.1(K) that are necessary for the Buyers to conduct the Operations or to use the Acquired Assets in the manner in which they were conducted by the Sellers prior to the Closing Date shall be in full force and effect and shall be transferred to the Buyers at the Closing.

       10. BUYERS CLOSING DELIVERIES. The obligations of the Sellers hereunder shall be subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived, in whole or in part, by the Sellers):

              10.1. THE SELLERS' CLOSING CONDITIONS. The Buyers shall deliver to the Sellers or the Escrow Account, solely with respect to SECTION 10.1(I) below in accordance with SECTION 1.3(A):

                     (a) A duly executed Contract Assignment providing for the transfer to the Buyers of all of the Sellers' right, title and interest in and to and obligations under the Contracts.

                     (b) A duly executed Lease Assignment providing for the transfer to the Buyers of all of the Sellers' right, title and interest in and to and obligations under the Property Leases.

                     (c) A copy of the Certificate of Incorporation of each Buyers, certified by each Buyers' state of incorporation.

                     (d) Certificates, dated as of the day prior to the Closing Date, as to the good standing of the Buyers and payment of all applicable state taxes thereby, certified.

                     (e) A copy of the resolutions of the board of directors of each of the Buyers authorizing the execution and delivery of this Agreement and the performance of the Transactions, certified by the secretary of each Buyer.

                     (f) A certificate as to the incumbency and signature of the officers of the Buyers executed by an officer or director of each Buyer and by the secretary of each Buyer.

                     (g)    A duly executed Escrow Agreement.

                     (h)    The Purchase Price in accordance with SECTION 1.3.

                     (i) A legal opinion covering such customary matters as the Sellers shall reasonably request.

                     (j) All other documents required to be produced by the Buyers under this Agreement.

              10.2.  PERMITS,  APPROVALS  AND  AUTHORIZATIONS.   The  applicable
waiting period under HSR has expired.

              10.3. NO CHALLENGE OR VIOLATION OF ORDERS. No investigation, action, suit or proceeding by any governmental or regulatory commission, agency or authority, and no action, suit or proceeding by any other person, firm, corporation or entity, shall be pending on the Closing Date which challenges this Agreement or the closing of the Transactions, or which claims damages in a material amount as a result of the Transactions, except for an appeal of the Sale Order. No preliminary or permanent injunction, temporary restraining order or other order by any court or governmental or regulatory authority and no statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, that declares this Agreement invalid in any respect or prevents the consummation of the Transactions, shall be in effect. The Sellers hereby waive this SECTION 10.3 solely for an appeal of the Sale Order.

       11.    ACTIONS AFTER THE CLOSING DATE.

              11.1. COOPERATION. Subject to any limitations that are required to preserve any applicable attorney-client privilege, for a period of one (1) year from and after the date hereof, each party agrees to furnish or cause to be furnished to the other parties, its counsel and accountants, upon reasonable request during normal business hours, after not less than three (3) business days prior written notice, such information and assistance relating to such party or its business (including, without limitation, the cooperation of officers and employees and reasonable access to books, records and other data and the right to make copies and extracts therefrom) as is reasonably necessary to: (a) facilitate the preparation for or the prosecution, defense or disposition of any suit, action, litigation or administrative, arbitration or other proceeding or investigation (other than one by or on behalf of one party to this Agreement against another party hereto); or (b) prepare and file any other documents required by governmental or regulatory bodies. The party requesting such information and assistance shall reimburse the other party for all reasonable out-of-pocket costs and expenses incurred by such party in providing such information and assistance.

              11.2.  FURTHER ASSURANCES.

                     (a)    Each  of the  parties  agrees  to  work  diligently,
       expeditiously and in good faith to consummate the Transactions. From time to time after the Closing Date, (i) each of the parties shall execute and deliver to the other relevant parties such instruments of sale, transfer, conveyance, assignment, consent, assurance, power of attorney, and other such instruments as may be reasonably requested by the Buyers in order to vest in the Buyers all right, title, and interest in and to the Acquired Assets; (ii) the parties hereto will execute and deliver such other instruments of sale, transfer, conveyance, assignment, assurance, power of attorney and other such instruments as may be reasonably required by the other parties hereto in order to carry out the purpose and intent of this Agreement and all other agreements to be executed in connection herewith, and (iii) the Sellers shall provide such necessary transition services as are reasonably requested by the Buyers in order for the Buyers to achieve full operational ability with respect to the Acquired Assets and the Operations for the sixty (60) day period following the Closing.

                     (b)    If a Seller is unable to assign an Assumed Agreement
       to the Buyers or if an attempted assignment would be ineffective or would impair the Buyers' rights under any such Contract or Permit so that the Buyers would not receive all such rights, then the Sellers will (x) use their reasonable best efforts to provide or cause to be provided to the Buyers, to the extent permitted by applicable law, the full benefits of any such Contract or Permit, (y) pay promptly or cause to be paid promptly to the Buyers when received all monies and other properties received by the Sellers with respect to any thereof and (z) enforce, at the request of the Buyers and at the sole expense and for the account of the Buyers, to the extent permitted by applicable law, any and all rights of the Sellers arising from such Contract or Permit against the other party or parties thereto or the issuer or grantor thereof (including the right to elect to terminate such Contract or Permit in accordance with the terms thereof). In addition, each party will take such other actions (at its expense) as may reasonably be requested by the other party in order to place each party, insofar as reasonably possible, in the same position as if such Contract or Permit had been transferred as contemplated hereby and so that all the benefits relating thereto, including possession, use, risk of loss, potential for gain and dominion, control and command, shall inure to the Buyers.

              11.3. NON-COMPETE AND NON-SOLICITATION. (a) In consideration of, among other things, the Purchase Price set forth in this Agreement, during the period from the date hereof through the fourth anniversary of the Closing Date, except for operations performed pursuant to SECTIONS 1.5(A)(II) and (III), the Sellers will not:

                            (i) directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing, or control of, be associated with, or in any manner connected with, lend the credit to, or render services or advice to, any business, firm, corporation, partnership, association, joint venture or other entity that engages or conducts any business engaged in or conducted by the Operations as of the Closing Date anywhere within 100 miles of the business operations of either of the Buyers anywhere in the United States; PROVIDED, HOWEVER, that the Sellers may own less than 1% of the outstanding shares of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under section 12(g) of the Securities Exchange Act of 1934, as amended;

                            (ii) directly or indirectly, either for itself or any other person or entity, hire any of the officers or directors or other persons employed by the Buyers, their Affiliates or their respective successors or assigns, or solicit or induce such persons to leave the employ of the Buyers or their Affiliates;

                            (iii) directly or indirectly, approach or seek business from any Customer (as defined below), refer business from any Customer to any enterprise or business or be paid commissions based on sales received from any Customer by any enterprise or business. For purposes of this SECTION 11.3(A)(III), the term "Customer" means any person, firm, corporation, partnership, association or other entity located within 100 miles of the Operations to which the Operations provided goods or services during the 36-month period prior to the time at which any determination shall be made that any such person, firm, corporation, partnership, association or other entity is a Customer; PROVIDED, HOWEVER, that the term Customer shall not include any referral of business by the Sellers to the Buyers or their Affiliates. For the purposes of this Agreement, the term "Affiliate" shall mean any entity controlling, controlled by or under common control with the named party.

              11.4. USE OF NAMES. From and after the Closing, the Sellers shall not use any of their names or any variation thereof in the conduct of any of their businesses (except the winding up of their business) and the Sellers, other than the Stockholder, shall change their names.

       12.    INDEMNIFICATION.

              12.1.1. INDEMNIFICATION OF THE BUYERS. Each of the Sellers jointly and severally indemnify and hold harmless the Buyers and their Affiliates in respect of any and all claims, losses, diminutions in value, damages, liabilities, and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating or defending any actions or threatened actions) incurred by the Buyers or their Affiliates in connection with each and all of the following together with Interest thereon:

                     (a) any misrepresentation made by any of the Sellers in this Agreement (including any Schedules or Exhibits hereto) or any condition or document described in ARTICLE 9 or any breach by any of the Sellers of any representation or warranty contained in this Agreement (including any Schedules or Exhibits hereto) or any condition or document described in ARTICLE 9;

                     (b) the breach of any covenant, agreement or obligation of any of the Sellers contained in this Agreement or any condition or document described in ARTICLE 9; PROVIDED that, with respect to claims arising out of SECTION 6.1, the Sellers agree to indemnify the Buyers against all liabilities arising under the WARN Act except to the extent such liabilities arise out of the Buyers' subsequent termination or reduction of hours of former employees of the Sellers whom the Buyers initially hired after the Closing;

                     (c)    any   liabilities  or  obligations   (continuing  or
       otherwise) arising from the failure of the Buyers to obtain the protections afforded by compliance with the notification and other requirements of the bulk sales laws in force in the jurisdictions in which such laws may be applicable to the Sellers, the Operations, the Acquired Assets or the Transactions;

                     (d) any claims against or debts, liabilities or obligations of any of the Sellers or relating to the Acquired Assets or the Operations not specifically assumed by the Buyers pursuant to SECTION 2.1, whether known or unknown, including, without limitation, the Excluded Liabilities;

                     (e) any and all Environmental Damages, whether or not disclosed on Schedules hereto or otherwise known by the Buyers or the Sellers;

                     (f) any and all taxes and assessments by any taxing authority relating to periods prior to the Closing Date whether on not such taxes or assessments are imposed or assessed prior to or after the Closing Date; and

                     (g) any and all costs arising from Sellers' failure to notify a party pursuant to SECTION 7.9 hereof.

              Notwithstanding any other provision of this SECTION 12.1.1, the Buyers agrees that any claims, losses, diminutions in value, damages, liabilities and expenses for which the Buyers or their Affiliates seek indemnification pursuant to this SECTION 12.1.1 shall be calculated after subtracting any insurance proceeds net of premiums paid with respect to such insurance proceeds and any tax benefits received by the Buyers or their Affiliates on account of or relating to such claim, losses, diminution in value, damages, liabilities and expenses. In connection with any claim for indemnification made by the Buyers or their Affiliates, for which the Sellers are obligated to indemnify the Buyers or their Affiliates pursuant to the terms of this Agreement, the Sellers shall be liable for all punitive damages assessed against the Buyers or their Affiliates in connection with any such claim; PROVIDED that the Sellers shall not be liable for any claims for punitive damages originated by the Buyers or their Affiliates.

              Notwithstanding the above, the Buyers may only seek recovery for any indemnification that arises under this SECTION 12.1.1 from the Escrow Account or the Idaho Holdback; PROVIDED, HOWEVER, that any claims are first satisfied from the Idaho Holdback.

              12.1.2. INDEMNIFICATION OF THE SELLERS. The Buyers will indemnify and hold harmless the Sellers in respect of any and all claims, losses, diminution in value, damages, liabilities, and expenses (including without limitation settlement costs, any legal or other expenses for investigating or defending any actions or threatened actions) incurred by the Sellers in connection with each and all of the following together with Interest thereon:

                     (a) any misrepresentation made by Buyers in this Agreement (including any Schedules or Exhibits hereto) or any condition or document described in ARTICLE 10 or any breach by the Buyers or any representation or warranty contained in this Agreement (including any Schedules or Exhibits hereto) or any condition or document described in
       ARTICLE 10;

                     (b) any breach of any covenant, agreement or obligation of the Buyers contained in this Agreement or any condition or document described in ARTICLE 10; and

                     (c)    any  claims   against  or  debts,   liabilities   or
       obligations arising in and relating to the operations by Buyers of the Acquired Assets or the Operations following the Closing.

       Notwithstanding any other provision if this SECTION 12.1.2, the Sellers agree that any claims, losses, diminutions of value, damages, liabilities and expenses incurred by the Sellers for which they seek indemnification pursuant to this SECTION 12.1.2 shall be calculated after subtracting any insurance proceeds net of premiums paid in respect of such insurance proceeds and any tax benefits received by the Sellers on account of or relating to such claim, loss, diminution in value, damages, liabilities and expenses. In connection with any claim for indemnification made by the Sellers pursuant to the terms of this Agreement, the Buyers shall be liable for all punitive damages assessed against the Sellers in connection with any such claim; PROVIDED, that, the Buyers shall not be liable for any claims for punitive damages originated by the Sellers. Indemnities provided in this SECTION 12.1.2 shall not exceed $4,500,000 in the aggregate.

              12.2. SURVIVAL. Any claim for indemnification shall survive the Closing, but only for the periods of time set forth in this SECTION 12.2. Any claim for indemnification shall survive the termination date if a party, prior to such termination date, shall have notified the other party in writing, specifying in reasonable detail, the facts that constitute or may give rise to such claim, the basis under this Agreement for such claim and an estimate of the amount of such claim (which estimate shall not be binding). No party will have liability (for indemnification or otherwise) with respect to any claim for indemnification unless the notice specified in the immediately prior sentence is delivered to such party on or prior to the termination date specified in this
SECTION 12.2.

                     12.2.1. GENERAL CLAIMS. Any claim for indemnification hereunder must be made on or prior to the one (1) year anniversary of the Closing Date.

              12.3. DEFENSE BY THE INDEMNIFYING PARTY. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the indemnified party, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party received by the indemnified party within ten (10) calendar days after the indemnifying party's receipt of notice of such claim, assume the defense of any such claim or legal proceeding provided that the indemnifying party acknowledges its obligation to indemnify the indemnified party in respect of the entire amount of the claims asserted therein. If the indemnifying party assumes the defense of any such claim or legal proceeding, the indemnifying party shall select counsel reasonably acceptable to the indemnified party to conduct the defense of such claims or legal proceedings and at its sole cost and expense shall take all steps necessary in the defense or settlement thereof. The indemnifying party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior
written  consent  of  the   indemnified   party  (which
consent shall not be unreasonably withheld) unless the indemnifying party admits in writing its liability and agrees to hold the indemnified party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement and concurrently with such settlement the indemnifying party pays into court the full amount of all losses, damages, expenses and liabilities to be paid by the indemnifying party in connection with such settlement. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense and shall be entitled to any and all information and documentation relating thereto. If the indemnifying party does not assume (or continue to diligently and competently prosecute) the defense of any such claim or litigation resulting therefrom in accordance with the terms hereof, the indemnified party may defend against such claim or litigation in such manner as it may deem appropriate (and the indemnifying party may participate at its own expense), including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party but such settlement shall not be made without the prior written consent of the indemnifying party (which consent will not be unreasonably withheld) unless the indemnified party agrees that the indemnifying party is not liable for such claim under this Agreement.

              12.4. NOTICE. The parties hereto agree that in the event of any occurrence which may give rise to a claim by an indemnified party hereunder the indemnified party will give prompt notice thereof to the indemnifying party; PROVIDED, HOWEVER, that failure to timely give the notice provided in this Section shall not be a defense to the liability of the indemnifying party for such claim, but the indemnifying party may recover any actual damages arising from the indemnified party's failure to give such timely notice.

              12.5. WAIVER. The indemnified party agrees that it will not waive any statute of limitations or defense that would increase the liability of the indemnifying party hereunder without (except in connection with pending litigation in which the indemnifying party has not assumed the defense) the consent of the indemnifying party.

              12.6. ACCOUNTS RECEIVABLE. The Buyers shall receive from the Idaho Holdback, and upon its depletion, from the Escrow Account the amount by which Actual Accounts Receivable exceeds the sum of the amounts collected by the Buyers in satisfaction of the Actual Accounts Receivable by the later of the due date of such receivables or one hundred twenty (120) calendar days after the Closing Date. The Buyers will make commercially reasonable efforts to collect the Actual Accounts Receivable during such 120 days. If the Escrow Account is depleted pursuant to SECTIONS 1.4 or 1.5 or ARTICLE 12, the Sellers shall promptly pay such amount to the Buyers. The Buyers shall only seek such payment from the Escrow Account or the Sellers within the six (6) months following the Closing. In exchange for such reduction of the Escrow Account or payment, the Buyers shall assign to the Sellers any such uncollected Actual Accounts Receivable and all related documents. Amounts paid "on account" and not designated by the payor to be paid in satisfaction of specific invoices or clearly identifiable to specific invoices shall be presumed to have been paid in satisfaction of the payor's oldest obligation to the Sellers and shall be so applied on the books of the Buyers. "Actual Accounts Receivable" shall mean the accounts and notes receivable minus allowance for doubtful accounts, as reflected on the Closing Balance Sheet.

              12.7. PAYMENT. Until the Idaho Holdback is depleted and the Escrow Account is released to the Sellers, indemnification claims by the Buyers or their Affiliates shall be satisfied by the (i) a reduction of the Idaho Holdback, and once depleted, then (ii) a reduction of the Escrow Agreement by the amount of such claim, PROVIDED, HOWEVER, the Buyers shall comply with the procedures set forth in this ARTICLE 12.

              12.8. THRESHOLD. Neither the Sellers nor the Buyers shall be permitted to enforce any claims for indemnification pursuant to SECTIONS 12.1.1(A), 12.1.1(E), or 12.1.2(A) (but not to include claims based upon (a) any misrepresentation with respect to SECTIONS 4.1, 4.2, 4.6.1(A), 4.6.1(B), 4.6.2, 5.1, 5.2; (b) any fraudulent or intentional misrepresentation of any of the Sellers or the Buyers contained in this Agreement or any other document executed by the Buyers or the Sellers in connection herewith, including any assessment by a taxing authority alleged to arise from a willful, false or fraudulent intent on the part of the Sellers to evade taxes, or from the failure by any of the Sellers to file a return, none of which shall be subject to this limitation) (each a "Limited Indemnity Claim"), until the aggregate of all Limited Indemnity Claims due to the Sellers collectively or the Buyers collectively, as the case may be, exceeds $200,000 (the "Threshold Amount"). Once the aggregate of Limited Indemnity Claims in excess of the Threshold Amount have been asserted by the Buyers collectively or by the Sellers collectively, all Limited Indemnity Claims, including those below the Threshold Amount, may be pursued unless otherwise limited by this Agreement.

       13.    MISCELLANEOUS PROVISIONS.

              13.1. SUBMISSION TO JURISDICTION. The parties hereto irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court) over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith.

              13.2. NOTICES. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered to the party to whom addressed or when sent by telegram, telex or wire (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

       If to the Buyers:                Oldcastle Materials, Inc.
                                        3333 K Street, N.W.
                                        Suite 405
                                        Washington, DC  20007
                                        Attention:  Glenn Culpepper
                                        Tel:     (202) 625-2122
                                        Fax:     (202) 625-2153

                                        Oldcastle MMG, Inc.
                                        3333 K Street, N.W.
                                        Suite 405
                                        Washington, DC  20007
                                        Attention:  Glenn Culpepper
                                        Tel:     (202) 625-2122
                                        Fax:     (202) 625-2153

                                        Oldcastle Materials Southeast, Inc.
                                        3333 K Street, N.W.
                                        Suite 405
                                        Washington, DC 20007
                                        Attention:  Glenn Culpepper
                                        Tel:  (202) 625-2122
                                        Fax:  (202) 625-2153

       With a copy to:                  Gibson, Dunn & Crutcher LLP
                                        200 Park Avenue
                                        New York, New York  10166
                                        Attention:  Steven R. Shoemate, Esq.
                                        James P. Ricciardi, P.C.
                                        Tel: (212) 351-4000
                                        Fax: (212) 351-4035

                                        Gordon & Silver, Ltd.
                                        3800 Howard Hughes Parkway, 14th Floor
                                        Las Vegas, NV  89109
                                        Attention:  Gerald Gordon, Esq.
                                        Tel: (702) 796-5555
                                        Fax: (702) 369-2666

       If to the Sellers:               U.S. Aggregates, Inc.
                                        147 West Election Road
                                        Suite 100
                                        Draper, Utah 84020
                                        Attention:  Stanford Springel, CEO
                                        Tel:  (801) 984-2516
                                        Fax:  (801) 984-2602

       With a copies to:                Baker, Donelson, Bearman & Caldwell
                                        1800 Republic Centre
                                        633 Chestnut Street
                                        Chattanooga, Tennessee  37450-1800
                                        Attention:  Louann P. Smith, Esq.
                                        Tel:  (423) 756-2010
                                        Fax:  (423) 756-3447

                                        Stutman, Treister & Glatt
                                        3699 Wilshire Blvd, Suite 900
                                        Los Angeles, California 90010
                                        Attention:  Charles D. Axelrod, Esq.
                                        Tel.: (213) 251-5100
                                        Fax:  (213) 251-5288

              13.3.  PAYMENT  OF  EXPENSES.  Except  as  expressly  provided  in
ARTICLE 7, the Buyers shall bear their own costs and expenses and the Sellers shall bear their own costs and expenses (including, without limitation, legal fees and expenses) incurred in negotiating, closing and carrying out the Transactions contemplated by this Agreement. Real estate, business property and personal property taxes, rentals, payments, receipts and other fees and costs relating to the use of the Acquired Assets shall be prorated between the Sellers and the Buyers as of the Closing Date.

              13.4. ASSIGNMENT. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties hereto except that the Buyers shall have the right to assign all or any portion of their rights and obligations under this Agreement to any affiliate if such transferee corporation agrees to assume such obligations under this Agreement, PROVIDED that such transfer shall not discharge the Buyers from their obligations hereunder unless the Sellers consent to such discharge, which consent shall not be unreasonably withheld. Nothing contained herein, expressed or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

              13.5. AMENDMENTS AND WAIVER. This Agreement and all Annexes, Exhibits and Schedules hereto set forth the entire understanding of the parties and may be modified only by a written instrument duly executed by each party. Except as herein expressly provided to the contrary, no breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who might assert such breach.

              13.6. SURVIVAL. Subject to the succeeding sentence, each and every representation, warranty and covenant contained in this Agreement shall expire with, and be terminated and extinguished by the consummation of the sale of the Acquired Assets and the transfer of the Assumed Liabilities pursuant to this Agreement, and such representations, warranties and covenants shall not survive the Closing Date, and neither the Sellers, the Buyers nor any officer, director, trustee or affiliate of any of them shall be under any liability whatsoever with respect to any such representation, warranty or covenant. Notwithstanding the foregoing, (a) the obligations of the Buyers with respect to the Assumed Liabilities and of the Sellers with respect to the Excluded Liabilities, the covenants contained in SECTIONS 1.4, 7.7 and 7.10 and ARTICLES 3, 11, 12 and 13 shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (b) the covenants contained in SECTION 7.7 shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until thirty (30) days after the expiration of the applicable statutes of limitation (including all periods of extension, whether automatic or permissive). Notwithstanding the foregoing, the Buyers' and Sellers' recovery is limited to any rights provided in ARTICLE 12 including the time limitations therein.

              13.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

              13.8. HEADINGS. Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

              13.9. GOVERNING LAW. This Agreement and any controversies or disputes hereunder shall be governed by and construed in accordance with the laws of the state of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

              13.10. BINDING NATURE OF AGREEMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, heirs, legal representations, successors and permitted assigns.

              13.11. COMPLETE AGREEMENT. This Agreement, the Annexes, Exhibits and Schedules hereto and the documents delivered or to be delivered pursuant to this Agreement contain or will contain the entire agreement between the parties hereto with respect to the Transactions contemplated herein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

              13.12. DRAFTING PRESUMPTION. Each party agrees that it participated in the drafting of this Agreement and, in the event that any dispute arises in the interpretation or construction of this Agreement, no presumption shall arise that either one party or the other drafted this Agreement.

                            (Signature page follows)

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                        OLDCASTLE MATERIALS, INC.


                                        By:___________________________________
                                           Name:
                                           Title:

                                        OLDCASTLE MMG, INC.




                                        By:___________________________________
                                           Name:
                                           Title:

                                        OLDCASTLE MATERIALS SOUTHEAST, INC.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        U.S. AGGREGATES, INC.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        SRM HOLDINGS CORP.

                                        By:___________________________________
                                           Name:
                                           Title:

                                        BAMA CRUSHED CORP.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        BHY READY MIX, INC.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        BRADLEY STONE & SAND, INC.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        DEKALB STONE, INC.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        MULBERRY ROCK CORP.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        SRM AGGREGATES, INC.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        WESTERN AGGREGATES HOLDING CORP.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        A-BLOCK COMPANY, INC. (CA)



                                        By:___________________________________
                                           Name:
                                           Title:

                                        COX ROCK PRODUCTS



                                        By:___________________________________
                                           Name:
                                           Title:

                                        COX TRANSPORTATION CORP.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        MOHAVE CONCRETE AND MATERIALS, INC. (AZ)



                                        By:___________________________________
                                           Name:
                                           Title:

                                        MONROC, INC.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        SANDIA CONSTRUCTION, INC.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        TRI-STATE TESTING LABORATORIES, INC.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        VALLEY ASPHALT, INC.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        WESTERN AGGREGATES, INC.



                                        By:___________________________________
                                           Name:
                                           Title:

                                        WESTERN ROCK PRODUCTS CORP.




                                        By:___________________________________
                                             Name:
                                             Title:

                                       JENSEN CONSTRUCTION AND DEVELOPMENT, INC.




                                       By:___________________________________
                                            Name:
                                            Title: